Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is dated as of October 16, 2012 (the “Effective Date”), by and between Willis Group Holdings Public Limited Company (including its successors, “Willis” and together with its subsidiaries, the “Willis Group”) and Dominic Casserley (“Executive”).

WHEREAS, Executive is willing to serve as the Chief Executive Officer of Willis;

WHEREAS, Willis desires to retain Executive in such capacity upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1 Employment, Compensation, and Benefits. During the Term (as defined in Section 2 below), Willis agrees to employ Executive and to provide or cause one of its subsidiaries to provide the remuneration and benefits described below.

(a) Title and Duties.

(i) During the Term, Executive shall be employed as the Chief Executive Officer of Willis, which shall be the most senior executive position of Willis. As of the Employment Commencement Date, Executive shall be appointed as a member of the Board (as hereinafter defined) and, thereafter during the Term, Executive shall, subject to the approval of Willis’ shareholders, continue to be a member of the Board of Directors of Willis (or such other most senior governing board of Willis) (the “Board”). Executive shall also be appointed, without additional compensation, to such director and senior executive positions of one or more subsidiaries of Willis as the Board and Executive deem appropriate.

(ii) Executive shall have during the Term the appropriate duties, responsibilities and authority attendant to the position of Chief Executive Officer of Willis and any other duties commensurate with such position that may be reasonably assigned by the Board.

(iii) During the Term, Executive shall report directly to the Board. All other executive officers of Willis and the senior executive officer of each member of the Willis Group (unless such officer is the Executive) shall report directly to Executive during the Term, unless otherwise determined by Executive in his sole discretion. In the event of a vacancy in the position of Chairman of the Board, Executive and the Board shall work together regarding the appointment of a Chairman of the Board, including, without limitation, with respect to the identification and interview of candidates for such position. The selection of the Chairman shall be made by a majority vote of the Board.

(iv) Executive’s initial principal place of employment shall be London, England. After the first year of the Term, Executive’s principal place of employment shall as soon as practicable thereafter be relocated to New York, New York for the remainder of the Term. Executive acknowledges and agrees that he shall be regularly required to travel in connection with the performance of his duties hereunder.

(v) During the Term, Executive agrees to devote all of his business attention and time to the business and affairs of the Willis Group and to use Executive’s reasonable best efforts to perform such responsibilities. During the Term, it shall not be a violation of this Agreement for Executive to (A) serve on one (1) for-profit board or committee with the prior written approval of the Board, (B) serve on civic or charitable boards or committees, and (C) manage personal matters and investments; provided that such activities do not, individually or in the aggregate, materially interfere with the performance of Executive’s duties and responsibilities with respect to the Willis Group.

(b) Remuneration.

(i) Base Salary. Executive’s base salary (“Base Salary”) during the Term shall be at the rate of one million dollars ($1,000,000) per annum, payable in accordance with normal payroll practices and no less frequently than on a monthly basis. Upon Executive’s written request, all or a portion of Base Salary may be paid in British pound sterling at the then current currency exchange rate. The amount of Executive’s Base Salary shall be reviewed annually and may, at the discretion of the Board, be adjusted (but never below the then Base Salary). Any such increased amount shall constitute “Base Salary” hereunder. All dollar amounts referred to in this Agreement are in U.S. dollars.

(ii) Annual Incentive Plan Awards. So long as Executive remains employed hereunder, Executive shall be eligible for an annual incentive plan award (each an “AIP”) for each fiscal year during the Term (each, a “Fiscal Year”) pursuant to Willis’s annual incentive plan applicable to its executive officers with a target payment equal to 225% of Base Salary (based on the annual rate in effect at the start of such fiscal year) (“Target AIP”) and a maximum payment equal to 400% of Base Salary (based on the annual rate in effect at the start of such fiscal year (or, in the case of the first fiscal year, on the Employment Commencement Date, as defined below)), in each case subject to such performance targets as the Board (or Compensation Committee of the Board (“Compensation Committee”)) may establish after considering Executive’s recommendations with respect to such targets and reasonable consultation with Executive. Executive shall be eligible for a reduced award for below target performance if threshold performance targets as are established by the Board or Compensation Committee are achieved in accordance with a performance grid established in advance by the Board or Compensation Committee after considering Executive’s recommendations with respect thereto and reasonable consultation with Executive. Each AIP shall be paid no later than the one hundred and twentieth (120th) day of the fiscal year following the fiscal year for which the AIP is measured and, to the extent paid in cash, shall be subject to the repayment obligations of Willis’s cash retention awards policy, if any, applicable to annual incentive awards payable to its officers generally (provided that such retention policy shall not apply in the event of a resignation for any reason by Executive following a Change of Control). Each AIP shall be payable in cash, except any AIP actually earned with respect to Willis’s 2013 fiscal year in excess of $1,000,000 and up to $2,500,000 shall be paid 50% in the form of stock options and 50% in the form of restricted stock units (in each case, as measured by Grant Date Values (as hereinafter defined)). The terms of such stock options and restricted stock units shall be consistent in all material respect with this agreement and contain such other terms substantially in the form of the grant agreements attached hereto as Exhibit A and Exhibit B. Subject to Section 3, such options and restricted stock units shall be granted at the same time that the cash portion of the AIP is paid, with (x) one third of the options vesting on the date of grant, (y) one third of restricted stock units settled in shares on the date of grant, and (z) the remainder of the options and restricted stock units vesting in equal installments on the second and third anniversaries of Executive’s Employment Commencement Date (as defined below) provided Executive is employed with Willis on such vesting date. Such options and restricted stock units shall be subject to Willis’s equity retention policy, as may be amended from time to time. For purposes of this Section 1(c) and Section 1(f) below, it is understood that the current fiscal year of Willis is the calendar year, and the parties agree that, should the fiscal year change to other than the calendar year, the parties shall agree to an appropriate adjustment to this Section 1(c), Section 1(f) and the corresponding provisions of Section 3 to avoid any enlargement or diminution of the economic benefits to Executive contemplated by these sections.

(iii) Transition Payment. Subject to Section 3, Executive shall be paid a transition payment of $1,500,000 on the first anniversary of the Employment Commencement Date if he is employed with Willis on such anniversary; provided, however, if after having received the transition payment, Executive resigns without Good Reason before the second anniversary of the Employment Commencement Date, Executive shall be obligated to repay $750,000 to Willis as a return of such transition payment.

(c) Benefits.

(i) Except as otherwise provided herein, Willis shall during the Term provide, or cause to be provided, Executive with those employee benefits to which similarly situated, full-time senior management employees of Willis are generally entitled under the applicable benefit plans, programs or policies as in effect from time to time (each a “Benefit Plan”), other than any severance pay or benefits plans, programs or policies, in each case subject to and in accordance with the terms of such Benefit Plans, as amended from time to time. For purposes of clarification, Executive is expected to participate in the employee benefit plans, programs and policies in effect from time to time for senior management employees in either London or in New York, and not in the employee benefit plans, programs and policies of both jurisdictions at the same time. In addition, during the Term, Executive shall be provided at his principal place of employment with a car and driver commensurate with his status as Chief Executive Officer and shall be eligible for the use of private aircraft owned or leased by Willis for business travel in accordance with the Willis’s policy in effect from time to time.

(ii) During the Term, Executive shall be entitled to vacation time and holidays as are provided generally to similarly situated executive employees of Willis but shall, in any event, be entitled to no less than four (4) weeks of vacation per year. Unless the Board or Compensation Committee agrees otherwise, any unused vacation days at the end of any particular year shall not be cashed out and may not be carried over to a subsequent year.

(d) Reimbursement for Expenses. Willis or one of its subsidiaries shall reimburse Executive for all reasonable business expenses (including airfare, hotel and meals during business travel) incurred by Executive in performing Executive’s duties for Willis Group during the Term, in accordance with the business expense reimbursement policies of Willis as in effect from time to time and consistent with Executive’s position.

(e) Indemnification. Willis shall cause Willis Group to provide Executive with Directors and Officers errors and omissions insurance coverage on terms no less favorable than the coverage provided to other directors and executive officers of Willis and its subsidiaries. Willis shall and shall cause its subsidiaries to indemnify and defend Executive, to the fullest extent permitted by applicable law and by its or their Articles of Association and/or Incorporation and by-laws or the applicable equivalent governing documents with respect to any and all claims which arise from or relate to Executive’s duties as an officer, member of the Board (and any other board of directors (or equivalent governing entity) of any of their affiliates), employee of Willis, and duties performed in connection with the offices of Willis and its subsidiaries held by Executive, or as a fiduciary of any employee benefit plan or a similar capacity with any other entity for which Executive is performing services at Willis Group’s request. The obligations of Willis and the Willis Group under this Section 1(e) shall continue following the expiration of the Term through the end of the applicable statute of limitations periods and shall not be released by Executive in connection with the release delivered in accordance with Section 3(h).

(f) Equity Grants and Participation. With respect to each of the fiscal years of Willis during the Term, Executive shall be awarded for each such fiscal year a grant of stock options, restricted stock units, other equity-based awards or any combination thereof having an aggregate Grant Date Value equal to 525% of Base Salary (at the annual rate in effect at the start of such fiscal year (or, in the case of the first fiscal year, on the Employment Commencement Date)). Subject to the further provisions of this Agreement, such awards shall be granted during the fiscal year (starting with 2013) at the same time (generally April), in the same manner and upon same terms and conditions as annual long term equity incentive awards are provided generally to officers of the Willis Group, except any service-based vesting requirements applicable to grants made during the Initial Term shall not extend for greater than three years from the grant date. Except as provided below, the “Grant Date Value” of any restricted stock units or other full-value awards granted to Executive shall be measured by the closing price for a share of common stock of Willis on the business day immediately preceding the grant date and the Grant Value of any options granted to Executive shall be measured using the Black-Scholes value of such options as of the grant date using assumptions and methods that are consistent in all material respects with the assumptions used to disclose option grants in the Willis proxy statement for the fiscal year to which such grants relate. Such awards may be subject to performance vesting criteria established by the Board (or Compensation Committee of the Board) after reasonable consultation with Executive in the manner contemplated by Section 1(b)(ii). In addition, restricted stock unit and other full-value awards granted during the first three years of the Term that vest solely based on continued employment or service will have dividend equivalents that will be subject to the employment or service-based vesting and payment provisions of the applicable award. The terms of options, restricted stock units and other equity awards granted during the Initial Term shall be in all material respects consistent with this Agreement and shall contain such other terms substantially in the form attached hereto as Exhibit A, Exhibit B and Exhibit C.

(g) Relocation. Executive shall be entitled to reimbursement of all reasonable costs incurred in relocating himself and his family and their possessions from London, England to the New York metropolitan area (including Greenwich, Connecticut) and, upon his termination or resignation of employment with Willis for any reason after having relocated to the New York metropolitan area, other than a termination by Willis for Cause, from the New York metropolitan area to London, England metropolitan area at any time during the twelve-month period following the date of such termination or resignation, in each case, in accordance with the relocation policies in effect from time to time for executives of Willis generally.

2 Term and Termination.

(a) Term. This Agreement shall be effective as of the Effective Date and Executive’s employment under the terms of this Agreement shall commence on January 7, 2013 (“Employment Commencement Date”), and, unless terminated earlier pursuant to Section 2(b), below, Executive’s employment under this Agreement shall continue until December 31, 2015 (the “Initial Term”); provided, however, that the term of employment hereunder shall be extended for an additional year upon each expiration date prior to December 31, 2017 (each “Renewal Term” and collectively with the Initial Term, the “Term”), unless (i) either party has provided a written notice of non-renewal to the other party at least ninety (90) days prior to the then applicable expiration date or (ii) Executive’s employment has terminated pursuant to Section 2(b) below. In the event of a Change of Control (as defined below) the Term shall be automatically changed such that the Term shall continue until and expire upon the second anniversary of the date of such Change of Control or, if later, December 31, 2015.

(b) Termination. Executive’s employment under this Agreement shall terminate on the earlier to occur of (i) the expiration of the Term, (ii) Executive’s death or Disability (as defined below), (iii) the date upon which Executive’s employment is terminated by Executive without Good Reason (as defined below) by at least ninety (90) days prior written notice to the Board or (iv) the date upon which Executive’s employment is terminated by Willis for Cause (as defined below) or without Cause, or by Executive for Good Reason by at least thirty (30) days prior written notice to the other party. Any notice of termination by Willis for Cause or by Executive for Good Reason shall describe the events or circumstances alleged to constitute Cause or Good Reason, as the case may be, and the other party shall have a reasonable opportunity to cure such events or circumstances (if reasonably curable) to the reasonable satisfaction of the party giving the notice during such notice period. No purported termination of Executive’s employment for Cause shall be effective unless and until Executive (and his designated adviser) have had an opportunity to meet with the Board to discuss the basis for the proposed Cause termination after having received the written notice set forth in the definition of “Cause” describing the particular events or circumstances that the Board believes constitute a basis for a termination for Cause and to present relevant evidence to the Board related to the specified events or circumstances. A termination by Willis with or without Cause shall be deemed a termination of employment and services by Willis and all other members of the Willis Group and its affiliates, including services as a member of any board of directors or other governing body of Willis or any of its subsidiaries. Willis shall not be required to provide Executive with work at any time after notice of termination or resignation (other than non-renewal) is given by either Willis or Executive, and Willis may in its sole discretion require Executive to remain away from the business locations of Willis Group and its affiliates and/or withdraw any authorities invested in Executive (it being understood that no such action by Willis shall be deemed to accelerate the termination or resignation date for purposes of determining Executive’s rights to compensation and benefits under this Agreement).

3 Effect of Certain Terminations and Resignations.

(a) Termination without Cause by Willis, Resignation with Good Reason by Executive or Non-Renewal by Willis upon the End of the Initial Term or First Renewal Term. If at any time during the Term, Willis terminates Executive without Cause, Executive terminates his employment with the Willis Group for Good Reason, or Willis terminates Executive as a result of delivering a notice of non-renewal to Executive prior to the end of the Initial Term or First Renewal Term, Executive shall be entitled to the following:

(i) Executive’s Accrued Amounts;

(ii) Continued payment of Executive’s Base Salary during the two-year period following the termination date (the “Severance Period”), payable in accordance with normal payroll practices; provided that the first payment shall be paid on the first payroll date on or after the sixtieth (60th) day following the termination date and shall include any amounts that would otherwise have been paid prior to such date;

(iii) Payment of an amount equal to two times Executive’s Target AIP, payable in equal installments during the Severance Period in accordance with normal payroll practices; provided that the first payment shall be paid on the first payroll date on or after the sixtieth (60th) day following the termination date and shall include any amounts that would otherwise have been paid prior to such date;

(iv) Payment of (A) the full amount of the transition payment contemplated by Section 1(b)(iii) at the time contemplated thereby (to the extent not already paid) and (B) a pro-rated AIP for the fiscal year of such termination equal to the AIP Executive is entitled based on Willis’ actual performance for such year (without regard to Executive’s termination), multiplied by a fraction, the numerator of which is the number of days in the fiscal year of Executive’s termination prior to the termination date, and the denominator of which is 365, payable in accordance with Section 1(b)(ii) hereof;

(v) Continued participation for Executive and his spouse and then covered dependents in the applicable group medical plan of the Willis Group, if any, in which Executive and his eligible spouse and dependents participate as of the date of termination in accordance with the terms of such plan in effect from time to time for executive officers of Willis generally and so long as such continued participation is permissible under applicable law and does not result in any penalty or additional tax (other than taxes applicable to the payment of wages) upon Executive or the Willis Group or, in lieu of such continued coverage and solely in order to avoid any such penalty or additional tax, monthly payments equal to the excess of the COBRA rate (or equivalent rate) under such group medical plan over the amount payable generally by executive officers of Willis, in each case until the earlier of (x) eighteen (18) months following the termination date or (y) the date that Executive (or any eligible spouse or dependent but only as to the eligibility of such spouse or dependent) obtains new employment that offers group medical coverage;

(vi) For purposes of determining the achievement of any employment or service-based vesting requirements applicable to any outstanding stock options, restricted stock units or other equity-based awards made during the Term, Executive shall be treated as having an additional twelve (12) months of employment or service as of the date of termination and, if more favorable to Executive, each such option, unit or award shall be treated as having an employment-based vesting requirement (in lieu of the current employment-based vesting requirements, if any) of one-third (1/3rd) of the total shares or share equivalents underlying such award on each of the first three (3) anniversaries of the grant date of such award (and, with respect to the grants contemplated by Section 1(f), if the grant date of the award was later than April 30 of the applicable fiscal year, with a deemed grant date of April 30 of such fiscal year);

(vii) In the case of any termination by Willis without Cause or by Executive for Good Reason during the Initial Term only, and solely as to performance restricted stock units equal to fifty percent (50%) of the aggregate equity grants in respect to any fiscal year pursuant to Section 1(f) above during the Initial Term (or, if the aggregate performance restricted stock units granted in respect of any fiscal year is less than fifty percent (50%) of the aggregate equity grants in respect of such year, a pro rata amount of the other equity-based awards granted in respect of such year up to the remainder of fifty percent (50%) of the aggregate equity grants for such year, after taking into account all of the performance based restricted stock units granted in respect of such year), Executive shall be treated for purposes of determining the achievement of any employment or service-based vesting requirements as having an additional twelve (12) months of employment or service as of the date of termination (i.e., an aggregate of twenty-four (24) months after taking into account Section 3(a)(vi) above) and if more favorable to Executive, each such option, unit or award shall be treated as having an employment-based vesting requirement (in lieu of the current employment-based vesting requirements, if any) of one-third (1/3rd) of the total shares or share equivalents underlying such award on each of the first three (3) anniversaries of the grant date of such award (and, with respect to the grants contemplated by Section 1(f), if the grant date of the award was later than April 30 of the applicable fiscal year, with a deemed grant date of April 30 of such fiscal year);

(viii) Each stock option granted to Executive which is vested (or deemed vested in accordance with this Section 3(a)) on Executive’s termination date will remain exercisable until the earlier of (A) three (3) years following the date of Executive’s termination or resignation of employment (or, if later, the post-termination date specified in the option) and (B) the normal expiration date of such stock option that would have applied if Executive’s employment with Willis had continued; and

(ix) The employment or service requirements of any retention policy applicable to any AIP or any other compensation previously paid or payable in cash or otherwise shall cease to apply.

(b) Termination without Cause by Willis, Resignation with Good Reason by Executive or Non-Renewal by Willis upon the End of the Initial Term or First Renewal Term within Two Years Following a Change in Control. If at any time during the Term,

Willis terminates Executive without Cause, Executive terminates his employment with the Willis Group for Good Reason, or Willis terminates Executive as a result of delivering a notice of non-renewal to Executive prior to the end of the Initial Term or First Renewal Term, in each case, within two (2) years following a Change in Control, Executive shall be entitled to the following:

(i) The severance benefits set forth in Section 3(a)(i)-(v) and Section 3(a)(viii) above, provided that that the payments under Section 3(a)(ii) and Section 3(a)(iii) above shall be made in a lump sum payment in cash on the first business day on or after the sixtieth (60th) day after the date of termination; provided, however, that if the Change in Control does not constitute either a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of Willis, as such terms are described in Treasury Regulation Section 1.409A-3(i)(5) such severance benefits shall be paid in payroll installments in the manner contemplated by Section 3(a);

(ii) All service-based vesting requirements in respect of all unvested and outstanding stock options, restricted stock units and other equity incentive awards as of the date of the Change in Control shall be waived as of the day immediately preceding the date of termination or resignation of employment; and

(iii) The employment or service requirements of any retention policy applicable to any AIP or any other compensation previously paid or payable in cash or otherwise shall cease to apply.

(c) Retirement. In the case of any termination or resignation of employment (other than by Willis for Cause) concurrent with or after the expiration of the Term, Executive shall be entitled to the following subject to Executive’s cooperation with the reasonable requests of the Board with respect to transition over a transition period not extending longer than ninety (90) days:

(i) Executive’s Accrued Benefits;

(ii) Such termination or resignation of employment shall be treated as a “retirement” for purposes of the waiver of any employment or service requirements of any retention policy applicable to any AIP or any other compensation previously paid or payable in cash or otherwise with the result that such employment and service requirements shall cease to apply;

(iii) Executive shall be entitled for purposes of determining any employment or service based vesting requirements applicable to any then outstanding stock option, restricted stock units or other equity awards made during the Term as having an additional twenty-four (24) months of employment or service as of the date of termination and if more favorable to Executive, any such options, units or awards shall be treated as having an employment-based vesting requirement (in lieu of the current employment-based vesting requirement, if any) of one-third (1/3rd) of the total shares or share equivalents underlying such award on each of the first three (3) anniversaries of the grant date of such award (and, with respect to the grants contemplated by Section 1(f), if the grant date of the award was later than April 30 of the applicable fiscal year, with a deemed grant date of April 30 of such fiscal year); and

(iv) Each stock option granted to Executive which is vested (or deemed vested in accordance with this Section 3(c)) on the termination date will remain exercisable until the earlier of (A) three (3) years following the date of Executive’s termination or resignation of employment (or, if later, the post-termination date specified in the option) and (B) the normal expiration date of such stock option that would have applied if Executive’s employment with Willis had continued.

(d) Termination with Cause by Willis, Resignation without Good Reason by Executive or Non-Renewal by Executive upon the End of the Initial Term or First Renewal Term. If at any time during the Term, Willis terminates Executive with Cause, Executive terminates his employment with the Willis Group without Good Reason or Executive terminates his employment as a result of delivering a notice of non-renewal to Willis at the end of the Initial Term or First Renewal Term, Executive shall only be entitled to his Accrued Amounts.

(e) No Mitigation; No Offset. The amounts due under Section 3(a) and Section 3(b) shall be paid without any obligation of mitigation or offset for future earnings or other amounts. Executive shall not be eligible for any amounts of a similar nature that would be payable to Executive pursuant to other severance plans of the Willis Group or its affiliates.

(f) Definitions. For purposes of this Agreement, the capitalized terms used above shall have the following meanings:

(i) “Accrued Amounts” shall mean (A) all accrued but unpaid Base Salary (B) any AIP due as a result of actual performance but unpaid for any completed fiscal year (including, without limitation, the fiscal year in which the Term ends as a result of non-renewal by either party), to be paid in the calendar year of such termination when annual incentive awards are paid to other senior level executives in respect to such fiscal year, (C) reimbursement for any and all business expenses incurred prior to the termination date, payable in accordance with and subject to the terms of Willis’s reimbursement policy and (D) any other vested benefits under employee benefit plans in which Executive participates that are required to be provided to Executive pursuant to the terms thereof or applicable law.

(ii) “Cause” shall mean (A) Executive’s indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law, or equivalent crime under the laws of the United Kingdom, (B) Executive’s willful misconduct with regard to his material duties and responsibilities with the Willis Group, including any willful failure to abide by any material, written employment policies of Willis of which Executive has actual knowledge, (C) Executive’s willful breach of Executive’s material obligations under this Agreement (including any repeated willful failure to abide by the reasonable, legal, written directives presented to him by the Board other than for reasons beyond the control of Executive), (D) drug addiction or habitual intoxication that adversely effects Executive’s job performance or the reputation or best interests of Willis Group or its affiliates; or (E) commission of fraud, embezzlement, misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against Willis Group or its affiliates; provided, that, in the case of (B) and (C) above, such willful misconduct or material breach was not resolved or cured within thirty (30) days following Willis’s written notice to Executive of Willis’s intention to terminate Executive’s employment for Cause as a result of such circumstances, which notice describes such circumstances with sufficient particularity to give Executive a reasonable opportunity to resolve or cure any such misconduct, breach or gross negligence (if reasonably curable under the circumstances). For purposes of this definition, an act (or omission) shall not be deemed “willful” if, in the good faith and reasonable belief of Executive, such act (or omission) was in the best interests of Willis Group (or any of its affiliates).

(iii) “Change of Control” means, (A) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of equity interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Willis; (B) occupation of a majority of the seats (other than vacant seats) on the Board by Persons who were neither (1) nominated by the board of directors of Willis nor (2) appointed by directors so nominated; provided a Person shall not be deemed so nominated or appointed if such nomination or appointment is the result of a proxy contest or a threatened proxy contest; (C) a merger, consolidation or other corporate transaction of Willis (a “Transaction”) such that the shareholders of Willis immediately prior to such Transaction do not own more than fifty percent (50%) of the aggregate ordinary voting power of the surviving entity (or its parent) immediately after such Transaction in approximately the same proportion to each other as immediately prior to the Transaction; or (D) the sale of all or substantially all of the assets of Willis; provided, that, to the extent necessary to comply with Section 409A with regard to the timing of payment or the making of a distribution (but not vesting or entitlement to any amount otherwise payable hereunder), “Change of Control” shall be limited to the occurrence of either a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of Willis, as such terms are described in Treasury Regulation Section 1.409A-3(i)(5).

(iv) “Good Reason” shall mean Executive terminates his employment as a result of any of the following at any time during the Term: (A) any change in Executive’s title such that Executive is not the Chief Executive Officer, any failure to appoint Executive to the most senior executive officer position of Willis, or any requirement that Executive report to any member of the Board on a regular basis who has material operational responsibilities beyond customary fiduciary and corporate governance duties and responsibilities applicable to members of the Board generally, (B) the failure to pay Executive, or to make a timely grant of, any material amount of compensation or any material benefit contemplated by this Agreement, (C) any material adverse change in his duties, responsibilities or authority, or the assignment to him of any duties materially inconsistent with his position as the senior-most executive officer of Willis, without Executive’s prior written consent, or the failure of Executive to report directly to the Board (it being understood that the requirement that Executive work with and meet directly with specific committees of the Board or one or more members of the Board with respect to the duties and responsibilities assigned to such committees or members by the Board shall not be an event of Good Reason pursuant to this clause (C) or otherwise), (D) the failure to appoint Executive to the Board as of the Employment Commencement Date or the failure during the Term to nominate Executive and submit him to shareholders of Willis as a candidate for election or re-election to the Board, (E) any relocation of his principal office to a location other than New York, New York, or London, England, metropolitan areas without Executive’s prior written consent, or (F) any material breach of this Agreement by Willis; provided, that in all cases Executive must provide written notice pursuant to Section 7(c) below within ninety (90) days following the date Executive has actual knowledge of such action or breach constituting Good Reason; provided further, that, in all cases, Willis shall have thirty (30) days following receipt of such notice to resolve or cure such action or breach (retroactively with respect to any monetary matter) constituting Good Reason to the extent such action or breach is susceptible to cure. Following a Change in Control, “Good Reason” shall also include the failure of Willis to be a public company except if (x) Executive is the most senior executive officer of a parent company of Willis which is a public company or (y) prior to such Change in Control, Executive was affiliated with or a member of the Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) that acquired control pursuant to the Change in Control.

(v) “Person” shall mean any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

(g) Termination due to Death or Disability. Willis may terminate Executive’s employment as a result of a “Disability” if Executive, as a result of mental or physical incapacity, has been unable to perform his material duties for six (6) consecutive months (or 180 days in any 360-day period). Such termination shall be only permitted while Executive is still so disabled and shall be effective on thirty (30) days prior written notice to Executive, provided that such termination shall not be effective if Executive returns to full time performance of his material duties within such thirty (30) day period and continues in such full time capacity (which full time status shall continue for six (6) consecutive months thereafter). For the avoidance of doubt, in the event that Executive does return to full-time performance but does not continue in such full-time capacity for six (6) consecutive months thereafter, the termination shall be deemed effective on the date that Executive fails to continue in such full-time capacity. In the event of a termination of employment resulting from the Executive’s death or Disability, Executive shall be entitled to his Accrued Amounts. In addition, Executive, in the event of termination due to Disability, or his designated beneficiary (or if none, his estate), in the event of termination due to death, shall be provided: (i) the transition payment contemplated by Section 1(b)(iii) at the time contemplated thereby (to the extent not already paid); (ii) a pro-rated AIP for the fiscal year of such death or Disability equal to the AIP Executive is entitled based on Willis’ actual performance for such year (without regard to Executive’s death or Disability), multiplied by a fraction, the numerator of which is the number of days in the fiscal year of Executive’s death or Disability prior to such date of death or Disability, and the denominator of which is 365, payable in accordance with Section 1(b)(ii) hereof; and (iii) if more favorable to Executive than the terms of the applicable award agreement, any employment or service-based vesting requirements applicable to a Pro-Rata Portion of each outstanding stock option, restricted stock unit and other equity-based award made during the Term shall be deemed satisfied; provided, however, that, for purposes of clarification, all equity awards granted to Executive pursuant to Section 1(f) during 2013 and pursuant to Section 1(b)(ii) in respect of the 2013 AIP shall provide for 100% vesting in the event of death or Disability. For purposes of this Section 3(g), “Pro-Rata Portion” means the total number of units or shares subject to the award multiplied by a fraction, the numerator of which is the number of days that Executive was employed by Willis during the vesting period that includes the termination date, and the denominator of which is the total number of days during the full vesting period (for example, if Executive is granted an equity-based award that vests in equal annual installments on each of the first three anniversaries of the date of grant and Executive is terminated due to Disability exactly eighteen (18) months following the date of grant, the Pro-Rata Portion shall equal one-half (1/2) of such award less the portion that had previously vested).

(h) Release of Claims. Willis shall not be required to make the payments and provide the benefits specified in Section 3(a), Section 3(b) and Section 3(c), in each case, other than the Accrued Amounts, unless Executive has executed and delivered to Willis a fully enforceable and irremovable release of claims in substantially the form attached hereto as Exhibit D within fifty-two (52) days following the termination date, under which Executive releases the members of the Willis Group, their affiliates and their respective officers, directors and employees from all liability (other than the payments and benefits under this Agreement, indemnification rights and any other exceptions set forth in the attached form of release). Any payments or benefits specified in Sections 3(a), Section 3(b) and Section 3(c), in each case other than the Accrued Amounts, payable during such sixty (60) day period shall be withheld and shall be paid to Executive on the first payroll date following on or after the sixtieth (60th) day following Executive’s termination of employment. In the event the release is not executed and delivered to Willis in accordance with this Section 3(h), the payments and benefits specified in Section 3(a), Section 3(b) and Section 3(c), in each case other than the Accrued Amounts, shall be forfeited.

(i) The definitions of Cause and Good Reason provided in this Section 3 shall apply for purposes of any plan, agreement or arrangement that use any such term or similar terms.

4 Excise Tax. Notwithstanding any other provision to the contrary in this Agreement, in any other agreement between Executive and the Willis or any of its affiliates, or in any plan maintained by Willis or any of its affiliates, if there is a Section 280G Change in Control (as defined in Section 4(e)(i) below), the provisions set forth below shall apply:

(a) Except as otherwise provided in Section 4(b) below, if it is determined in accordance with Section 4(d) below that any portion of the Payments (as defined in Section 4(e)(ii) below) that otherwise would be paid or provided to Executive or for his benefit in connection with the 280G Change in Control would be subject to the excise tax imposed under section 4999 of the Code (“Excise Tax”), then such Payments shall be reduced by the smallest amount necessary in order for no portion of Executive’s total Payments to be subject to the Excise Tax.

(b) No reduction in any of Executive’s Payments shall be made pursuant to Section 4(a) above if the After Tax Amount of the Payments payable to him without such reduction would exceed the After Tax Amount of the reduced Payments payable to him in accordance with Section 4(a) above. For purposes of the foregoing, (i) the “After Tax Amount” of Executive’s Payments, as computed with, and as computed without, the reduction provided for under Section 4(a), shall mean the amount of the Payments, as so computed, that Executive would retain after payment of all taxes (including without limitation any federal, state or local income taxes, the Excise Tax or other excise taxes, any employment, social security or Medicare taxes, and any other taxes) imposed with respect to such Payments in the year or years in which payable; and (ii) the amount of such taxes shall be computed at the rates in effect under the applicable tax laws in the year in which the 280G Change in Control occurs, or if then ascertainable, the rates in effect in any later year in which any Payment is expected to be paid following the 280G Change in Control, and in the case of any income taxes, by using the maximum combined federal, state and (if applicable) local income tax rates then in effect under such laws.

(c) Any reduction in Executive’s Payments required to be made pursuant to Section 4(a) above (the “Required Reduction”) shall be made as follows:

(i) first, any option awards that, at the time of the 280G Change in Control have an exercise price that is greater than the fair market value of a share of Willis common stock and that vest solely based on Executive’s continued service with the Willis Group, and that pursuant to paragraph (c) of Treas. Reg. §1.280G-1, Q/A 24 are treated as contingent on the 280G Change in Control because they become vested as a result of the 280G Change in Control, shall be reduced, by canceling the acceleration of their vesting;

(ii) second, any outstanding performance-based cash or equity incentive awards the performance goals for which had not been attained prior to the occurrence of the 280G Change in Control, to the extent such awards are treated as Payments as defined in Section 4(d)(ii) below, shall be reduced;

(iii) third, any severance payments or benefits, or any other Payments the full amounts of which are treated as contingent on the 280G Change in Control pursuant to paragraph (a) of Treas. Reg. §1.280G-1, Q/A 24 shall be reduced; and

(iv) fourth, any cash or equity awards, or nonqualified deferred compensation amounts, that vest solely based on Executive’s continued service with the Willis Group, and that pursuant to paragraph (c) of Treas. Reg. §1.280G-1, Q/A 24 are treated as contingent on the 280G Change in Control because they become vested as a result of the 280G Change in Control, shall be reduced, by canceling the acceleration of their vesting.

In each case, the amounts of the Payments shall be reduced in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced only to the extent necessary to achieve the Required Reduction.

(d) A determination as to whether any reduction in Executive’s Payments is required pursuant to Section 4(a) above, and if so, as to which Payments are to be reduced and the amount of the reduction to be made to any such Payments, shall be made by no later than thirty (30) days prior to the closing of the transaction or the occurrence of the event that constitutes the 280G Change in Control, or as soon thereafter as administratively practicable. Such determinations, and the assumptions to be utilized in arriving at such determinations, shall be made by Willis’s independent auditor or, if such auditor is not permitted to provide such advice, by a nationally recognized public accounting firm reasonably selected by the Board with the consent of Executive, which consent shall not be unreasonably withheld or delayed (“Auditor”). The Auditor shall provide a written report of its determinations hereunder, including detailed supporting calculations, both to Executive and to Willis. The fees and expenses of the auditor shall be paid entirely by Willis and the determinations made by Auditor hereunder shall be binding upon Executive and Willis.

(e) For purposes of the foregoing, the following terms shall have the following meanings:

(i) “280G Change in Control” shall mean a change in the ownership or effective control of Willis or in the ownership of a substantial portion of the assets of Willis, as determined in accordance with section 280G(b)(2) of the Code and the regulations issued thereunder.

(ii) “Payments” shall mean any payments or benefits in the nature of compensation that are to be paid or provided to Executive or for his benefit in connection with a 280G Change in Control (whether under this Agreement or otherwise, including by the entity, or by any affiliate of the entity, whose acquisition of the stock of Willis or its assets constitutes the Change in Control) if Executive is a “disqualified individual” (as defined in section 280G(c) of the Code) at the time of the 280G Change in Control, to the extent that such payments or benefits are “contingent” on the 280G Change in Control within the meaning of section 280G(b)(2)(A)(i) of the Code and the regulations issued thereunder.

5 Ownership of Business. All business activity participated in by Executive as an employee of Willis, and Executive’s execution of his duties and responsibilities to the Willis Group and their related entities as set forth in Section 1(a), above (the “Business Activity”) shall be conducted solely on behalf of Willis Group. Executive shall have no right to share in any commission or fee resulting from such Business Activity, other than the compensation and benefits referred to in this Agreement, and any monies due to any member of the Willis Group or their related entities as a result of Business Activity which may be collected by Executive on behalf of the Willis Group or their related entities shall be promptly paid over to of the Willis Group or their related entities, as applicable.

6 Confidential Information; Noncompetition and Nonsolicitation. In consideration of Willis entering into this Agreement with Executive, Executive hereby:

(a) acknowledges that the continued success of Willis Group depends upon the use and protection of proprietary information. Executive further acknowledges that the proprietary information obtained by him during the course of his employment with Willis Group and its affiliates concerning the business or affairs of Willis Group and its affiliates is the property of Willis Group or its affiliates, as applicable (“Confidential Information”). Therefore, Executive agrees that during the Term and thereafter he will not directly or indirectly disclose to any unauthorized person or use for his own account any Confidential Information, whether or not such information is developed by him, without the Board’s written consent, unless and to the extent that the information (i) is disclosed by Executive in the good faith performance of his duties hereunder, (ii) becomes generally known to the public other than as a result of Executive’s acts or omissions to act in violation of this Section 6 or (iii) is required to be disclosed pursuant to applicable law or court order. Executive shall deliver to Willis Group and its affiliates upon his termination of employment all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information or the business of Willis Group and its affiliates; provided, that, Executive may keep his address book and similar personal property;

(b) agrees that while he is employed by Willis and for a period of two (2) years following termination of Executive’s employment with Willis, Executive shall not on behalf of an entity, which, aggregated with its affiliates, is primarily in the insurance brokerage business, directly or indirectly solicit, accept, or perform, other than on Willis Group’s behalf, insurance brokerage, insurance agency, risk management, claims administration, consulting or other business performed by the Willis Group from or with respect to (i) clients of Willis Group with whom Executive had business contact or provided services to, either alone or with others, while employed by Willis and, further provided, such clients were clients of Willis Group either on the date of termination of Executive’s employment with Willis or within twelve (12) months prior to such termination and (ii) active prospective clients of Willis Group with whom Executive had substantial business contacts regarding the business of Willis Group within six (6) months prior to termination of Executive’s employment with Willis;

(c) agrees that while Executive is employed by Willis and for a period of two (2) years following termination of Executive’s employment with Willis, Executive shall not directly or indirectly, other than in performing his duties for Willis Group, (i) solicit any employee of Willis Group to work for Executive or any third party, including any competitor (whether an individual or a competing company) of Willis Group or (ii) induce any such employee of Willis Group to leave the employ of Willis Group, provided the foregoing shall not apply to (A) Executive’s personal assistants and personal non-executive staff, shall not be violated by general advertising not specifically targeted at the Willis Group’s employees and shall not prevent Executive from serving as a reference for any given individual or (B) general employment advertisements or broad-based employment solicitations by any entity with whom Executive is then associated as long as they are not specifically targeted at the employees that Executive is prohibited from soliciting directly under this Section 6(c); and

(d) agrees that while Executive is employed by Willis and for a period of two (2) years following termination of Executive’s employment with Willis, Executive shall not be directly or indirectly involved as an owner, officer, director, employee, contractor, advisor or agent of any business to the extent any such business offers, sells, distributes, develops or is otherwise involved in any product or service that is competitive with any of the Willis Group’s products or services (whether existing or planned for the future) (a “Competitor”). Because the Willis Group’s business competes on a global basis, Executive understands and acknowledges that his obligations hereunder shall apply anywhere in the world. Notwithstanding the foregoing, it shall not be a violation of this Agreement for: (A) Executive to have beneficial ownership of less than 1% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system or an indirect interest in any equity securities held in any investment company or fund over which Executive does not exercise investment authority or control; or (B) following termination or resignation of Executive’s employment with Willis, for Executive to engage in, or become associated in any capacity with, a business or entity that provides consulting, investment banking, asset management or fund formation and management advice and services to third parties, as long as Executive does not use or disclose any Confidential Information and Executive does not during the Restricted Period directly provide such advice and services to a Competitor.

(e) agrees that he shall not at any time during the Term or thereafter, directly or indirectly, orally, in writing or through any medium including, but not limited to, the press or other media, computer networks or bulletin boards, or any other form of communication, Disparage the Willis Group, its affiliates or their respective employees, directors or business relations. Willis shall not at any time during or after the Term, make any public statement such as a press release which Disparages Executive. Nothing in this provision shall be construed to prohibit either party from (i) correcting any misstatement of fact by any person or (ii) testifying truthfully in any legal or administrative proceeding or investigation, but each party shall inform the other party as soon as reasonably practicable before delivering any such testimony. “Disparage” means to defame or otherwise damage or assail the reputation, integrity or professionalism of the subject of the communication.

(f) agrees that if Executive violates any of the provisions of this Section 6, Willis would sustain irreparable harm and, therefore, Willis shall be entitled to obtain from any court of competent jurisdiction, without posting any bond or other security, temporary, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which Willis may be entitled. Moreover, if any provision or clause of this Section 6, or portion thereof, shall be held by a court of competent jurisdiction to be illegal, void, unreasonable or unenforceable, the remainder of such provisions shall not thereby be affected and shall be given full force and effect, without regard to the invalid portion. It is the intention of the parties that, if a court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, unreasonable or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall modify the duration, area, or matter of such provision and, in its modified form, such provision shall then be enforceable and shall be enforced to the fullest extent of law.

7 Miscellaneous.

(a) Integrated Agreement. Except as otherwise provided in this Section 7, this Agreement (including the Exhibits attached hereto), embodies the complete understanding and agreement of the parties hereto relating to Executive’s employment; provided, however, that, all equity grants (as modified herein) shall continue in full force and effect. This Agreement may not be amended or terminated orally, but only by a writing executed by the parties hereto.

(b) Severability; Effect of Certain Securities Laws and Other Restrictions. If any term of this Agreement is rendered, declared or held to be invalid or unenforceable by any judicial, legislative or administrative action, the remaining provisions hereof shall remain in full force and effect, shall in no way be affected, impaired or invalidated, and shall be enforced to the full extent permitted by law and equity. In addition, notwithstanding anything set forth in this Agreement to the contrary, in the event and to the extent that any term of this Agreement (or benefit provided hereunder) is or becomes prohibited by applicable securities laws (and any rules or regulations promulgated thereunder) or rules or regulations of any exchange on which stock of Willis is traded, such term or benefit shall be suspended unless and until such term or benefit ceases to be prohibited by such laws, rules or regulations, and Executive hereby acknowledges and agrees that any such suspension will not constitute a breach of this Agreement by Willis.

(c) Notices. Any notices given pursuant to this Agreement shall be sent by certified mail or a nationally recognized courier service, with proof of delivery, to the addresses set forth below (or, in the event of an address change by either party, to the then-current address of the party, as specified in any written change-of-address notice properly furnished under this Section 7(c)).

If to Willis, then to:

Willis Group Holdings Public Limited Company

200 Liberty Street

New York, NY 10281

Attention: General Counsel

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Aiello

If to Executive:

To Executive’s most recent address set forth in the

personnel records of Willis

With a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Kenneth J. Laverriere

(d) Governing Law; Remedies. The substantive laws of the state of New York applicable to contracts executed and performed entirely in such state shall govern this Agreement. Executive acknowledges that there is no adequate remedy at law for any breach of the provisions of Section 6 of this Agreement and that, in addition to any other remedies to which it may otherwise be entitled as a matter of law, Willis shall be entitled to injunctive relief in the event of any such breach.

(e) Waiver. The waiver by any party of any breach of this Agreement shall not operate or be construed as a waiver of that party’s rights upon any subsequent or different breach.

(f) Successors and Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon and enforceable against the heirs, legal representatives and assigns of Executive and the successors and permitted assigns of Willis. Any amounts due to Executive as of his death shall be paid to his designated beneficiary, or if none, his estate. Willis and its direct and indirect subsidiaries are intended third-party beneficiaries of all promises and covenants made by Executive herein in favor of Willis in Section 6 hereof. As such, insofar as they are affected by any breach of this Agreement by Executive of Section 6, Willis and its direct and indirect subsidiaries may enforce Executive’s covenants and promises herein to the same extent that Willis has a right to do so; provided, that, in enforcing such covenants and promises, Willis and its direct and indirect subsidiaries shall be bound by the terms of this Agreement (including but not limited to Section 7(i) below) and any prior determinations or judgments regarding this Agreement to the same extent as Willis. The rights and obligations of Willis and the Willis Group may not assigned to any Person without Executive’s prior written consent. Further, any action by Willis in accordance with Section 1 to have a subsidiary satisfy some or all of Willis’ payment or benefit obligations to Executive hereunder shall not relieve Willis of its obligation to pay such amounts or provide such benefits to Executive until such time as each such obligation has been satisfied in full. For purposes of this Agreement, a “successor” of Willis shall mean an entity that succeeds to all or substantially all of the business or assets of Willis.

(g) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(h) Legal Fees. Willis shall promptly pay Executive’s reasonable legal, tax and financial advisory fees incurred in connection with entering into this Agreement.

(i) Arbitration. Any dispute hereunder or with regard to any document or agreement referred to herein, other than injunctive relief under Section 7(d) hereof, shall be resolved by arbitration administered by JAMS in New York City, New York, before a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties. In the event that the parties cannot agree on the selection of an arbitrator within 30 days of either party providing written notice to the other party invoking the provisions of this Section 7(i), the arbitrators shall consist of a panel of three arbitrators which shall consist of one arbitrator selected by Executive, one arbitrator selected by Willis and a third arbitrator selected by the two arbitrators so selected by Executive and Willis. The determination of the arbitrator or arbitrators, as applicable, shall be final and binding on the parties hereto and may be entered in any court of competent jurisdiction. Willis shall pay the arbitrators’ fees and arbitration expenses and any other administrative costs of any arbitration hearing administered before a single arbitrator and the parties shall each pay half of the arbitrators’ fees and arbitration expenses and any other administrative costs of any arbitration hearing administered before multiple arbitrators. Each party shall bear its own legal expenses in connection with any claims relating to this Agreement, except Willis will pay all of Executive’s reasonable legal fees and expenses and, if applicable, Executive’s share of arbitration costs, with respect to any particular claim on which Executive prevails; provided, however, that if there are multiple claims and Executive prevails on at least half of such claims, Willis shall pay all of Executive’s reasonable legal fees and expenses and all of the costs of such arbitration. For purposes of the previous sentence, the number of claims and the party prevailing on a claim shall be determined by the arbitrator(s).

(j) Jurisdiction. Willis and Executive hereby consent to the jurisdiction of the federal and state courts in the State of New York, irrevocably waives any objection it or he may now or hereafter have to laying of the venue of any suit, action, or proceeding in connection with this Agreement in any such court, and agree that service upon it shall be sufficient if made by registered mail, and agree not to assert the defense of forum nonconveniens.

(k) Tax Withholding. Notwithstanding anything else herein to the contrary, Willis may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes or contributions (including UK National Insurance contributions) as may be required to be withheld pursuant to any applicable law or regulation.

(l) Section 409A.

(i) Compliance. The intent of the parties is that payments and benefits under this Agreement are either exempt from or comply with Section 409A of the Internal Revenue Code (“Section 409A”) and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted to that end; provided, that no such interpretation shall be used to diminish Executive’s rights and entitlements hereunder. In no event shall the Willis Group or its affiliates be liable for any tax, interest or penalties that may be imposed on Executive by Section 409A or any damages for failing to comply with Section 409A except where such tax, interest or penalty (i) results from a violation or breach by the Willis Group or its affiliates of the terms of this Agreement.

(ii) Six Month Delay for Specified Employees. If any payment, compensation or other benefit provided to Executive in connection with his employment termination is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Executive is a “specified employee” as defined in Section 409A, no part of such payments shall be paid before the day that is six (6) months plus one (1) day after Executive’s date of termination or, if earlier, Executive’s death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to Executive during the period between the date of termination and the New Payment Date shall be paid to Executive (together with interest at the short-term applicable U.S. federal rate in effect for the month prior to the month in which the employment termination occurs) in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

(iii) Termination as a Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment until such termination is also a “separation from service” within the meaning of Section 409A and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of employment” or like terms shall mean separation from service.

(iv) Payments for Reimbursements and In-Kind Benefits. All reimbursements for costs and expenses under this Agreement shall be paid in no event later than the end of the calendar year following the calendar year in which Executive incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

(v) Payments within Specified Number of Days. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(vi) Installments as Separate Payment. If under this Agreement, an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY.

By:	/s/ Adam Rosman

Name:	Adam Rosman

Title:	Group General Counsel

EXECUTIVE:

/s/ Dominic Casserley
Dominic Casserley

Exhibit A

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

TIME BASED RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS TIME BASED RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), is made by and between Willis Group Holdings Public Limited Company and any successor thereto (the “Company”) and the individual (the “Associate”) who has signed or electronically accepted this Agreement (including the Schedules attached hereto) in the manner specified in the Associate’s online account with the Company’s designated broker/stock plan administrator.

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant an award of Restricted Share Units (as hereinafter defined) provided for herein to the Associate as an incentive for increased efforts during the Associate’s employment with the Company, its Subsidiaries (as defined in the Plan) or its Designated Associate Companies (as defined in the Plan), and has advised the Company thereof and instructed the undersigned officer to prepare said Agreement;

NOW, THEREFORE, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined terms used in this Agreement shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Cause

“Cause” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.2 - Disability

“Disability” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.3 - Employment Agreement

“Employment Agreement” shall mean the Employment Agreement dated as of [            ], 2012 by and between the Company and the Associate.

Section 1.4 - Good Reason

“Good Reason” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.5 - Grant Date

“Grant Date” shall mean the date set in accordance with the terms of the Employment Agreement and set forth in a Schedule to the Agreement or communicated to the Associate through his or her online account with the Company’s designated broker/stock plan administrator.

Section 1.6 - Initial Term

“Initial Term” has the meaning set forth in the Employment Agreement.

Section 1.7 - Plan

“Plan” shall mean the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time.

Section 1.8 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.9 - Renewal Term

“Renewal Term” shall have the meaning set forth in the Employment Agreement.

Section 1.10 - Restricted Share Unit

“Restricted Share Units” or “RSUs” shall mean a conditional right to receive Shares pursuant to the terms of the Plan and this Agreement upon vesting and settlement, subject to the Associate’s continued employment through each vesting date set forth in a Schedule to the Agreement or provided to the Associate through the Associate’s online account with the Company’s designated broker/stock plan administrator, unless otherwise set forth in this Agreement.

Section 1.11 - Shares

“Shares” shall mean Ordinary Shares of the Company, Nominal Value of $0.000115 each, which may be authorized but unissued.

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ARTICLE II

GRANT OF RESTRICTED SHARE UNITS

Section 2.1 - Grant of the Restricted Share Units

Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, including any country-specific provisions set forth in Schedule A to this Agreement, the Company hereby grants to the Associate the number of RSUs specified in a Schedule to the Agreement or as stated in the Associate’s online account with the Company’s designated broker/stock plan administrator. This grant is a grant made pursuant to Section [1(b)(ii)] [1(f)] of the Employment Agreement. It is the understanding and intent of the parties that this Agreement shall in all respects be consistent with the provisions of the Employment Agreement. In the event of any conflict between the terms of the Agreement or the Plan and the provisions of the Employment Agreement, the provisions of the Employment Agreement shall control.

Section 2.2 - RSU Payment

The Shares to be issued upon vesting and settlement of the RSUs must be fully paid up prior to issuance of Shares by payment of the Nominal Value per Share. The Committee shall ensure that payment of the Nominal Value for any Shares underlying the RSUs is received by it on behalf of the Associate at the time the RSUs vest from a non-Irish Subsidiary or other source and shall establish any procedures or protocols necessary to ensure that payment is timely received.

Section 2.3 - Employment or Service Rights

Subject to the terms of the Employment Agreement, the rights and obligations of the Associate under the terms of his office or employment with the Company or any Subsidiary or Designated Associate Company shall not be affected by his participation in this Plan or any right which he may have to participate in it.

Section 2.4 - Adjustments in RSUs Pursuant to Change of Control or Similar Event, etc.

Subject to Sections 12 and 13 of the Plan, in the event that the outstanding Shares subject to the RSUs are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a share split, spin-off, share or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall, in its absolute discretion, substitute or adjust proportionally (i) the number and kind of Shares subject to the RSUs; (ii) the terms and conditions of the RSUs; and/or (iii) the purchase price with respect to the RSUs. An adjustment may have the effect of reducing the price at which Shares may be acquired to less than their Nominal Value (the “Shortfall”), but only if and to the extent that the Committee shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares. Any such adjustment or determination made by the Committee shall be final and binding upon the Associate, the Company and all other interested persons. RSUs shall not immediately vest unless the Committee so determines at the time of the Change of Control, in its absolute discretion, on such terms and conditions that the Committee deems appropriate.

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Section 2.5 - Employee Costs

The Associate acknowledges that, regardless of any action taken by the Company or, if different, Associate’s employer (the “Employer”), the ultimate liability for all Tax-Related Items related to the Associate’s participation in the Plan and legally applicable to the Associate or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Associate even if legally applicable to the Company or the Employer, is and remains the Associate’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Associate further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Associate’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Associate is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Associate acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Associate agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, the Associate authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from the Associate’s wages or other cash compensation paid to the Associate by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares issued upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Associate’s behalf pursuant to this authorization without further consent); or

(iii) withholding in Shares to be issued upon settlement of the RSU.

Provided, however, that if the Associate is an officer of the Company under Section 16 of the Exchange Act (“Section 16 Officer”), such Section 16 Officer is entitled to elect the method of withholding from alternatives (i) through (iii) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Associate will receive

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a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Associate is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Associate agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Associate’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Associate fails to comply with the Associate’s obligations in connection with the Tax-Related Items.

Section 2.6 - Clawback Policy

The Company may cancel all or part of the RSUs or require payment by the Associate to the Company of all or part of any amount or Shares acquired by the Associate upon vesting and settlement of the RSUs pursuant to the Company’s Clawback Policy as stated in Section 10(a) of the Plan only if the Associate violates the noncompetition provision in Section 6(d) of the Employment Agreement.

ARTICLE III

PERIOD OF VESTING AND ISSUANCE OF SHARES

Section 3.1 - Vesting Schedule and Forfeiture Provisions

(a) Subject to the Associate’s continued employment with the Willis Group through the applicable vesting date and the terms of the Employment Agreement, the RSUs shall vest as follows:

Date RSUs Become Vested	Percentage of Shares as to which RSUs Become Vested
[_______] anniversary of the Grant Date	[_______]%
[_______] anniversary of the Grant Date	[_______]%

(b) In the event of a termination of the Associate’s employment with the Willis Group due to death or Disability, the RSUs shall become fully vested with respect to all Shares underlying such RSUs.

(c) In the event of a termination of the Associate’s employment with the Willis Group by the Company without Cause, by the Associate for Good Reason, or by the Company by delivering a notice of non-renewal to the Associate prior to the end of the Initial Term or first Renewal Term, the Associate shall be treated as having an additional twelve (12) months of employment as of the date of termination and, if more favorable to the Associate in terms of the

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number of RSUs that vest in connection with the termination of employment, the RSUs shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.1(a) above) of one-third (1/3rd) of the total Shares underlying the RSUs on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year.

(d) In the event of a termination of the Associate’s employment with the Willis Group by the Company without Cause, by the Associate for Good Reason, or by the Company by delivering a notice of non-renewal to the Associate prior to the end of the Initial Term or first Renewal Term, in each case within two (2) years following a Change of Control, the RSUs shall become fully vested with respect to all Shares underlying such RSUs.

(e) In the event of a termination of the Associate’s employment with the Willis Group by concurrent with or after the expiration of the Term (as defined in the Employment Agreement), the Associate shall be treated as having an additional twenty four (24) months of employment as of the date of termination and, if more favorable to the Associate, the RSUs shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.1(a) above) of one-third (1/3rd) of the total Shares underlying the RSUs on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year.

(f) In the event of a termination of the Associate’s employment with the Willis Group by an employer in the Willis Group for Cause or by the Associate without Good Reason, any unvested RSUs will be immediately forfeited by the Associate.

(g) Subject to Section 3.1(d), in the event of a Change of Control, the RSUs shall not automatically vest and the Committee shall have the sole discretion to accelerate the vesting of the RSUs without regard to whether the RSUs are assumed or substituted by a successor company.

(h) The Associate agrees to execute and deliver or electronically accept, in the manner and within the period specified in the Associate’s online account with the Company’s designated broker/stock plan administrator, the Agreement including any applicable Schedules thereto.

(i) The Committee may, in its sole discretion, cancel the RSUs if the Associate fails to execute and deliver or electronically accept the Agreement and applicable Schedules within the period set forth in Section 3.1(h).

(j) Shares subject to RSUs that vest shall be delivered within one (1) month following the applicable vesting date.

Section 3.2 - Conditions to Issuance of Shares

The Shares to be delivered upon the vesting date of the RSUs, in accordance with Section 3.1 of this Agreement, may be previously authorized but unissued Shares. Such Shares shall be fully paid. The Company shall not be required to deliver any certificates representing such Shares (or their electronic equivalent) allotted and issued upon the applicable date of the vesting of the RSUs prior to fulfillment of all of the following conditions, and in any event, subject to Section 409A of the Code for United States taxpayers:

(a) The obtaining of approval or other clearance from any state, federal, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

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(b) The Associate has paid or made arrangements to pay the Tax-Related Items pursuant to Section 2.5.

Without limiting the generality of the foregoing, the Committee may in the case of United States resident employees of the Company or any of its Subsidiaries require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares (other than a transfer through a sale of the Shares on the principal stock exchange or electronic trading system on which such Shares are then traded) acquired on the vesting of RSUs does not violate the Exchange Act and may issue stop-transfer orders in the United States covering such Shares.

Section 3.3 - Rights as Shareholder; Dividend Equivalents

The Associate shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the settlement of the RSUs unless and until certificates representing such Shares or their electronic equivalent shall have been issued by the Company to the Associate. In accordance with Section 1(f) of the Employment Agreement, prior to the time the underlying Shares are delivered to the Associate, the Associate shall be credited under this Agreement with a Dividend Equivalent Right equal to the value of a dividend or distribution paid by the Company for the number of underlying Shares subject to this Agreement. The Dividend Equivalent Right will be subject to the same vesting, forfeiture and payment terms as the RSUs subject to this Agreement.

Section 3.4 - Limitation on Obligations

The Company’s obligation with respect to the RSUs granted hereunder is limited solely to the delivery to the Associate of Shares within the period when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. The RSUs shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Associate for damages relating to any delays in issuing the share certificates or its electronic equivalent to the Associate (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates (or the electronic equivalent) to the Associate (or his designated entities) or in the certificates themselves.

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ARTICLE IV

ADDITIONAL TERMS AND CONDITIONS OF THE RSUs

Section 4.1 - Nature of Award

In accepting the RSUs, the Associate acknowledges, understand and agrees that:

(a) the Associate’s participation in the Plan is voluntary and subject to the terms of the Employment Agreement;

(b) the RSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation under any pension arrangement;

(c) the RSUs and any Shares acquired under the Plan and the income and the value of the same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(d) the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;

(e) unless otherwise provided in the Plan or Employment Agreement or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Change of Control or similar event affecting the Shares of the Company; and

(f) if the Associate is providing services outside the United States the Associate acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or Designated Associate Company shall be liable for any foreign exchange rate fluctuation between the Associate’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Associate pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

Section 4.2 - No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Associate’s participation in the Plan, the issuance of Shares upon vesting of the RSUs or sale of the Shares. The Associate is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

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ARTICLE V

DATA PRIVACY NOTICE AND CONSENT

Section 5.1 - Data Privacy

(a) The Associate hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Associate’s personal data as described in this Agreement and any other RSU materials (“Data”) by and among, as applicable, the Employer, the Company, its Subsidiaries and Designated Associate Companies for the exclusive purpose of implementing, administering and managing the Associate’s participation in the Plan.

(b) The Associate understands that the Company and the Employer may hold certain personal information about the Associate, including, but not limited to, the Associate’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Associate’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c) The Associate understands that Data will be transferred to Morgan Stanley Smith Barney or to any other third party assisting in the implementation, administration and management of the Plan. The Associate understands that the recipients of the Data may be located in the Associate’s country or elsewhere, and that the recipients’ country (e.g., Ireland) may have different data privacy laws and protections from the Associate’s country. The Associate understands that, if he lives outside of the United States, he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Associate authorizes the Company, Morgan Stanley Smith Barney and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his participation in the Plan. The Associate understands that Data will be held only as long as is necessary to implement, administer and manage the Associate’s participation in the Plan. The Associate understands that if he resides outside the United States, he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. Further, the Associate understands that he is providing the consents herein on a purely voluntary basis. If the Associate does not consent, or if the Associate later seeks to revoke his consent, his employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Associate’s consent is that the Company would not be able to grant the Associate RSUs or other equity awards or administer or maintain such awards. Therefore, the Associate understands that refusing or withdrawing his consent may affect the Associate’s ability to participate in the Plan. For more information on the consequences of the Associate’s refusal to consent or withdrawal of consent, the Associate understands that he may contact his local human resources representative.

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ARTICLE VI

MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. Subject to the terms of the Employment Agreement, all actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Associate, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the RSUs. In its absolute discretion, the Committee may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2 - RSUs Not Transferable

Neither the RSUs nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Associate or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.

Section 6.3 - Binding Effect

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 6.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

Willis Group Holdings Public Limited Company

c/o Willis Group Limited

51 Lime Street

London England EC3M 7DQ

Attention: Share Plans

and any notice to be given to the Associate shall be at the address contemplated by the Employment Agreement.

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By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Associate shall, if the Associate is then deceased, be given to the Associate’s personal representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 6.4. Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom’s Post Office or in the case of a notice given by an Associate resident outside the United States of America or the United Kingdom, sent by facsimile or by a recognized international courier service.

Section 6.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 - Applicability of Plan

The RSUs and the Shares underlying the RSUs shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the RSUs and the underlying Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 6.7 - Amendment

This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 6.8 - Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of Ireland without regard to its conflict of law provisions.

Section 6.9 - Jurisdiction

The State and Federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts.

Section 6.10 - Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Associate hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party broker/stock plan administrator designated by the Company. Further, to the extent that this Agreement has been executed on behalf of the Company electronically, the Associate accepts the electronic signature of the Company.

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Section 6.11 - Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 6.12 - Schedule A

The RSUs shall be subject to any special provisions set forth in Schedule A for the Associate’s country of residence, if any. If the Associate relocates to one of the countries included in Schedule A during prior to the vesting of the RSUs, the special provisions for such country shall apply to the Associate, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Schedule A constitutes part of this Agreement.

Section 6.13 - Imposition of Other Requirements

The Company reserves the right to impose other requirements on the RSUs and the Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Associate to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 6.14 - Waiver

The Associate acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Associate or any other Participant of the Plan.

Section 6.15 - Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 6.16 - Code Section 409A

For purposes of United States taxpayers, it is intended that the terms of the RSUs will comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Associate to the payment of additional taxes and interest under Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Associate, that the Committee determines are reasonable, necessary or appropriate to comply with the requirements of Section 409A of the Code and

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related United States Department of Treasury guidance. In that light, the Company, its Subsidiaries and any Designated Associate Companies make no representation or covenant to ensure that the RSUs that are intended to be exempt from, or compliant with, Section 409A of the Code are not so exempt or compliant or for any action taken by the Committee with respect thereto. Nothing in the Agreement shall provide a basis for any person to take action against the Willis Group based on matters covered by Section 409A of the Code, including the tax treatment of any Shares or other payments made under the RSUs granted hereunder, and the Company, its Subsidiaries and any Designated Associate Company shall not under any circumstances have any liability to the Associate or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

By the Associate’s execution or electronic acceptance of this Agreement (including the Schedules attached hereto) in the manner specified in the Associate’s online account with the Company’s designated broker/stock plan administrator, the Associate and the Company have agreed that the RSUs are granted under and governed by the terms and conditions of the Plan and this Agreement (including the Schedules attached hereto).

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:
Name: Title:

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SCHEDULE A

COUNTRY-SPECIFIC APPENDIX TO RESTRICTED SHARE UNIT AWARD

AGREEMENT

(Performance and Time-Based Restricted Share Units)

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Schedule A includes additional terms and conditions that govern the Restricted Share Unit Award granted to the Associate under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Associate’s applicable Time-Based Restricted Share Unit Agreement or Performance-Based Restricted Share Unit Agreement (collectively referred to as the “Agreement”) if the Associate resides in one of the countries listed below. This Schedule A forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

Notifications

This Schedule A also includes information based on the securities, exchange control and other laws in effect in the Associate’s country as of August 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Associate not rely on the information noted herein as the only source of information relating to the consequences of the Associate’s participation in the Plan because the information may be out of date at the time the RSUs vest under the Plan.

In addition, the information is general in nature. The Company is not providing the Associate with any tax advice with respect to the RSUs. The information provided below may not apply to the Associate’s particular situation, and the Company is not in a position to assure the Associate of any particular result. Accordingly, the Associate is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Associate’s country apply to the Associate’s situation.

Finally, if the Associate is a citizen or resident of a country other than the one in which the Associate is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Associate, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Associate.

UNITED KINGDOM

Terms and Conditions

RSU Payment

This provision supplements Section 2.2 of the Agreement:

The RSUs do not provide any right for the Associate to receive a cash payment and the RSUs will be settled in Shares only.

Tax Withholding Obligations

The following provisions supplement Section 2.5 of the Agreement:

The Associate agrees that if he or she does not pay or the Employer or the Company does not withhold from the Associate the full amount of Tax-Related Items that the Associate owes at vesting, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (the “Taxable Event”), within 90 days after the Taxable Event or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Associate to the Employer, effective 90 days after the Taxable Event. The Associate agrees that the loan will bear interest at the official rate of HM Revenue & Customs (“HMRC”) and will be immediately due and repayable by the Associate, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Associate by the Employer, by withholding in Shares issued at vesting or from the cash proceeds from the sale of Shares or by demanding cash or a check from the Associate. The Associate also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full. The Associate acknowledges that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs) at any time thereafter by any of the means referred to in Section 2.5 of the Agreement, although the Associate acknowledges that the Associate ultimately will be responsible for reporting any income tax or National Insurance Contributions (“NICs”) due on this additional benefit directly to HMRC under the self-assessment regime.

Notwithstanding the foregoing, the Associate understands and agrees that if he or she is an officer or Director (as within the meaning of Section 13(k) of the Exchange Act), the Associate will not be eligible for such a loan to cover the income tax. In the event that the Associate is a Director or executive officer and the income tax is not collected from or paid by him or her by the Due Date, the Associate understands that the amount of any uncollected Tax-Related Items will constitute a benefit to him on which additional income tax and NICs (including Employer NICs) will be payable. The Associate understands and agrees that he will be responsible for reporting and paying any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election

If the Associate is a U.K. tax resident, the Company may require the Associate to accept any liability for any employer National Insurance contributions (“Employer NICs”) which may be payable by the Employer in connection with the vesting, assignment, release or cancellation of any RSUs. The Employer NICs may be collected by the

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Company or the Employer using any of the methods described in Section 2.5 of the Agreement. Without prejudice to the foregoing, the Associate agrees to execute or accept the terms of a joint election with the Company and/or the Employer (“Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Associate. The Associate further agrees to execute or accept the terms of such other joint elections as may be required between the Associate and any successor to the Company and/or the Employer. If the Associate does not make an Election prior to the vesting of the RSUs or if approval to the Election is withdrawn by HMRC and a new Election is not entered into, without any liability to the Company, the Employer or any Subsidiary or Designated Associate Company, the RSUs shall become null and void without any liability to the Company and/or the Employer and will not vest.

UNITED STATES OF AMERICA

Notifications

Exchange Control Information

Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., RSUs) may be required to report certain information related to their holdings to the extent the aggregate value of the RSUs/Shares exceeds certain thresholds (depending on the Associate’s filing status) with the Associate’s annual tax return. The Associate is advised to consult with his or her personal tax or legal advisor regarding any FATCA reporting requirements with respect to the RSUs or any Shares acquired under the Plan.

In addition, United States persons who have signature or other authority over, or a financial interest in, bank, securities or other financial accounts outside of the United States (including a non-U.S. brokerage account holding the Shares or proceeds from the sale of Shares) must file a Foreign Bank and Financial Accounts Report (“FBAR”) with the United States Internal Revenue Service each calendar year in which the aggregate value of the accounts exceeds $10,000. The FBAR must be on file by June 30 of each calendar year for accounts held in the previous year which exceed the aggregate value.

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Exhibit B

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

TIME-BASED SHARE OPTION AWARD AGREEMENT

THIS TIME-BASED SHARE OPTION AWARD AGREEMENT (this “Agreement”), is made by and between Willis Group Holdings Public Limited Company and any successor thereto (the “Company”) and the individual (the “Optionee”) who has signed or electronically accepted this Agreement (including the Schedules attached hereto) in the manner specified in the Optionee’s online account with the Company’s designated broker/stock plan administrator.

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option (as hereinafter defined) provided for herein to the Optionee as an incentive for increased efforts on the part of the Optionee during the Optionee’s employment with the Company or its Subsidiaries (as defined in the Plan), and has advised the Company thereof and instructed the undersigned officer to prepare said Option.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined terms used in this Agreement shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Cause

“Cause” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.2 - Disability

“Disability” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.3 - Employment Agreement

“Employment Agreement” shall mean the Employment Agreement dated as of [            ], 2012 by and between the Company and the Optionee.

Section 1.4 - Exercise Price

“Exercise Price” shall mean the exercise price of the Option set forth in a Schedule to the Agreement or communicated to the Optionee through his or her online account with the Company’s designated broker/stock plan administrator. The Exercise Price shall be not less than 100% of the Fair Market Value of the Shares on the Grant Date.

Section 1.5 - Good Reason

“Good Reason” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.6 - Grant Date

“Grant Date” shall mean the date set in accordance with the terms of the Employment Agreement and set forth in a Schedule to the Agreement or communicated to the Optionee through his or her online account with the Company’s designated broker/stock plan administrator.

Section 1.7 - Initial Term

“Initial Term” has the meaning set forth in the Employment Agreement.

Section 1.8 - Option

“Option” shall mean a time-based share option to purchase a specified number of Shares at a specified Exercise Price during specified time periods granted in accordance with this Agreement and the Plan, subject to the Optionee’s continued employment through each vesting date set forth in a Schedule to the Agreement or provided to the Optionee through the Optionee’s online account with the Company’s designated broker/stock plan administrator, unless otherwise set forth in this Agreement.

Section 1.9 - Plan

“Plan” shall mean the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time.

Section 1.10 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.11 - Renewal Term

“Renewal Term” shall have the meaning set forth in the Employment Agreement.

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Section 1.12 - Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.13 - Shares

“Shares” shall mean Ordinary Shares of the Company, Nominal Value of $0.000115 each, which may be authorised but unissued.

ARTICLE II

GRANT OF OPTION

Section 2.1 - Grant of Option

Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, including any country-specific provisions set forth in Schedule A to this Agreement, the Company hereby grants to the Optionee an Option to purchase all or part of the aggregate number of Shares that is specified in a Schedule to the Agreement or as stated in the Optionee’s online account with the Company’s designated broker/stock plan administrator. This grant is a grant made pursuant to Section [1(b)(ii)][1(f)] of the Employment Agreement. It is the understanding and intent of the parties that this Agreement shall in all respects be consistent with the provisions of the Employment Agreement. In the event of any conflict between the terms of the Agreement or the Plan and the provisions of the Employment Agreement, the provisions of the Employment Agreement shall control.

Section 2.2 - Exercise Price

Subject to Section 2.4, the Exercise Price of each Share subject to the Option shall be as stated in a Schedule to the Agreement or communication to the Optionee through the Optionee’s online account with the Company’s designated broker/stock plan administrator.

Section 2.3 - Employment or Service Rights

Subject to the terms of the Employment Agreement, the rights and obligations of the Optionee under the terms of his office or employment with the Company or any Subsidiary shall not be affected by his participation in this Plan or any right which he may have to participate in it.

Section 2.4 - Adjustments to Option Pursuant to Change of Control or Similar Event, etc.

Subject to Sections 12 and 13 of the Plan, in the event that the outstanding Shares subject to the Option are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a share split, spin-off, share or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall, in its absolute discretion, substitute or adjust proportionally (i) the number and kind of Shares subject to the Option; (ii) the terms and conditions of the

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Option; and/or (iii) the Exercise Price of the Option. In the event of a Change of Control and regardless of whether the Option is assumed or substituted by a successor company, the Option shall not immediately vest and become exercisable unless the Committee so determines at the time of the Change of Control, in its absolute discretion, on such terms and conditions that the Committee deems appropriate. Any such adjustment or determination made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

Section 2.5 - Clawback Policy

The Company may cancel all or part of the Option or require payment by the Optionee to the Company of all or part of any amount or Shares received by the Optionee following the exercise of the Option pursuant to the Company’s Clawback Policy as stated in Section 10(a) of the Plan only if the Optionee violates the noncompetition provision in Section 6(d) of the Employment Agreement.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Vesting and Exercisability

(a) Subject to the Optionee’s continued employment with the Willis Group through the applicable vesting date (set forth in the left column) and the terms of the Employment Agreement, the Option shall vest and become exercisable according to the following vesting schedule:

Date Options Become Earned	Percentage of Shares under Option that are Earned Options
[_______] anniversary of the Grant Date	[_______]%
[_______] anniversary of the Grant Date	[_______]%

(b) In the event of a termination of the Optionee’s employment with the Willis Group due to death or Disability, the Option shall become fully vested and exercisable with respect to all Shares underlying such Option.

(c) In the event of a termination of the Optionee’s employment with the Willis Group by the Company without Cause, by the Optionee for Good Reason, or by the Company by delivering a notice of non-renewal to the Optionee prior to the end of the Initial Term or first Renewal Term, the Optionee shall be treated as having an additional twelve (12) months of employment as of the date of termination and, if more favorable to the Optionee in terms of the percentage of Shares that vest in connection with the termination of employment, the Option shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.1(a) above) of one-third (1/3rd) of the total Shares underlying the Option on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year.

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(d) In the event of a termination of the Optionee’s employment with the Willis Group by the Company without Cause, by the Optionee for Good Reason, or by the Company by delivering a notice of non-renewal to the Optionee prior to the end of the Initial Term or first Renewal Term, in each case within two (2) years following a Change of Control, the Option shall become fully vested and exercisable with respect to all Shares underlying such Option.

(e) In the event of a termination of the Optionee’s employment with the Willis Group by concurrent with or after the expiration of the Term (as defined in the Employment Agreement), the Optionee shall be treated as having an additional twenty four (24) months of employment as of the date of termination and, if more favorable to the Optionee, the Option shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.2(a) above) of one-third (1/3rd) of the total Shares underlying the Option on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year.

(f) In the event of a termination of the Optionee’s employment with the Willis Group by an employer in the Willis Group for Cause or by the Optionee without Good Reason, any unvested portion of the Option will be immediately forfeited by the Optionee.

(g) Subject to Section 3.1(d), in the event of a Change of Control, the Committee shall have the sole discretion to decide whether the Option, to the extent not yet earned and vested as of the effective date of a Change of Control, shall vest and be exercisable. No automatic acceleration of vesting of the Option shall occur regardless of whether the Options are assumed or substituted by a successor company.

Section 3.2 - Expiration of Options

(a) The unvested portion of the Option shall immediately lapse upon the Optionee’s termination of employment, subject to, and except as otherwise specified within, the terms and conditions of Section 3.1, above.

(b) The vested portion of the Option shall cease to be exercisable by the Optionee upon the first to occur of the following events:

(i) The eighth (8th) anniversary of the Grant Date; or

(ii) The first (1st) anniversary of the date of the Optionee’s termination of employment by reason of death or Disability; or

(iii) Ninety (90) days after the date of any termination of the Optionee’s employment by the Optionee without Good Reason or by the Optionee by delivering a notice of non-renewal to the Company prior to the end of the Initial Term or first Renewal Term; or

(iv) Immediately upon the date of termination of the Optionee’s employment for Cause; or

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(v) Three (3) years following the date of the Optionee’s termination of employment with the Willis Group by the Company without Cause, by the Optionee for Good Reason, by the Company by delivering a notice of non-renewal to the Optionee, or for any reason concurrent with or after the expiration of the Term.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by any person empowered to do so under the Optionee’s will or under then-applicable laws of inheritance.

Section 4.2 - Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.

Section 4.3 - Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office or the Company’s agent, if so directed, all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee and made available to the Optionee (or such other person then entitled to exercise the Option);

(b) Full payment (i) in cash, (ii) electronic transfer, (iii) by way of a cashless exercise with a broker as approved by the Company, (iv) by withholding in Shares to be issued upon exercise of the Option, if this method of exercise is approved by the Committee in its sole discretion; (iv) if the Optionee is a U.S. taxpayer or an officer of the Company under Section 16 of the Exchange Act (“Section 16 Officer”), by way of a surrender of Shares previously-owned by the Optionee to the Company, (v) by check, if the Company, in its sole discretion allows this method of payment, or (vi) by a combination thereof of the Exercise Price for such Option or portion thereof that is exercised, provided the Shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such Exercise Price or part thereof and any Tax-Related Items (as defined in (d) below);

(c) Full payment to the Company or any Subsidiary, by which the Optionee is employed (the “Employer”) of all Tax-Related Items which, under federal, state, local or foreign law, it is required to withhold upon exercise of the Option;

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(d) In a case where any Employer is obliged to (or would suffer a disadvantage if it were not to) account for any Tax-Related Items (in any jurisdiction) for which the Optionee is liable by virtue of the Optionee’s participation in the Plan that are legally applicable to the Optionee or deemed by the Company or the Employer, in their discretion to be an appropriate charge to the Optionee, the Optionee agrees to make adequate arrangements satisfactory to the Employer, or their respective agents, at their discretion, to satisfy all Tax-Related Items by one or a combination of the following: (i) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; (ii) withholding from proceeds of the sale of Shares issued upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); (iii) withholding in Shares to be issued upon the exercise of the Option, if this method of exercise is approved by the Committee, in its sole discretion; (iv) if the Optionee is a U.S. taxpayer or a Section 16 officer, by way of surrender of Shares previously-owned by the Optionee to the Company; or (v) by the Optionee’s payment of the Tax-Related Items by cash, electronic transfer or by check if the Company, in its sole discretion, allows the Optionee to pay any Tax-Related Items by check. Provided, however, that if the Optionee is Section 16 Officer, he is entitled to elect the method of withholding from alternatives (i) through (v) above unless payment of any Tax-Related Items by withholding in Shares or payment in check are not available methods of withholding, as determined by the Committee. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items. Finally, the Optionee agrees to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Optionee fails to comply with his obligations in connection with the Tax-Related Items; and

(e) In the event the Option or any portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may, prior to exercise, require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares (other than a transfer through a sale of the Shares on the principal stock exchange or electronic trading system on which such Shares are then traded) acquired on exercise of an Option does not violate the Exchange Act and may issue stop-transfer orders in the United States covering such Shares.

Section 4.4 - Conditions to Issuance of Shares

The Shares to be delivered upon the exercise of the Option, or any portion thereof in accordance with Section 3.1 of this Agreement, may be previously authorized but unissued

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Shares. Such Shares shall be fully paid. The Company shall not be required to issue or deliver any certificates representing such Shares or their electronic equivalent issued upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state, federal, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Shareholder

The Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares or their electronic equivalent shall have been issued by the Company to the Optionee.

ARTICLE V

ADDITIONAL TERMS AND CONDITIONS OF OPTION

Section 5.1 - Nature of Grant

In accepting the Option, the Optionee acknowledges, understands and agrees that:

(a) the Optionee’s participation in the Plan is voluntary and subject to the terms of the Employment Agreement;

(b) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation under any pension arrangement;

(c) the Option and any Shares acquired under the Plan and the income and the value of the same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(d) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(e) if the underlying Shares do not increase in value, the Option will have no value;

(f) if the Optionee exercises the and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(g) unless otherwise provided in the Plan or Employment Agreement or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Change of Control or similar event affecting the Shares of the Company; and

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(h) the Optionee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

Section 5.2 - No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the issuance of Shares upon exercise of the Option or sale of the Shares. The Optionee is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

ARTICLE VI

DATA PRIVACY NOTICE AND CONSENT

Section 6.1 - Data Privacy

(a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

(b) The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c) The Optionee understands that Data will be transferred to Morgan Stanley Smith Barney or to any other third party assisting in the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the Optionee’s country or elsewhere, and that the recipients’ country (e.g., Ireland) may have different data privacy laws and protections from the Optionee’s country. The Optionee understands that if he resides outside the United States, he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Optionee authorizes the Company, Morgan Stanley Smith Barney and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing,

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administering and managing his participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that if he resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if Optionee later seeks to revoke his consent, his employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee an Option or other equity awards or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he may contact his local human resources representative.

ARTICLE VII

MISCELLANEOUS

Section 7.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. Subject to the terms of the Employment Agreement, all actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Committee may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 7.2 - Options Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 7.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.

Section 7.3 - Binding Effect

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

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Section 7.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

Willis Group Holdings Public Limited Company

c/o Willis Group Limited

51 Lime Street

London England EC3M 7DQ

Attention: Share Plans

and any notice to be given to the Optionee shall be at the address contemplated by the Employment Agreement.

By a notice given pursuant to this Section 7.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 7.4. Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom’s Post Office or in the case of a notice given by an Optionee resident outside the United States of America or the United Kingdom, sent by facsimile or by a recognized international courier service.

Section 7.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 7.6 - Applicability of Plan

The Options shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Options. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 7.7 - Amendment

This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 7.8 - Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of Ireland without regard to its conflicts of law provisions.

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Section 7.9 - Jurisdiction

The State and Federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts.

Section 7.10 - Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party broker/stock plan administrator designated by the Company. Further, to the extent that this Agreement has been executed on behalf of the Company electronically, the Optionee accepts the electronic signature of the Company.

Section 7.11 - Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 7.12 - Schedule A

The Option shall be subject to any special provisions set forth in Schedule A for the Optionee’s country of residence, if any. If the Optionee relocates to one of the countries included in Schedule A during the life of the Option, the special provisions for such country shall apply to the Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Schedule A constitutes part of this Agreement.

Section 7.13 - Imposition of Other Requirements

The Company reserves the right to impose other requirements on the Option and the Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 7.14 - Waiver

The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other Participant of the Plan.

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Section 7.15 - Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

By the Optionee’s execution or electronic acceptance of this Agreement (including the Schedules attached hereto) in the manner specified in the Optionee’s online account with the Company’s designated broker/stock plan administrator, the Optionee and the Company have agreed that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement (including the Schedules attached hereto).

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:
Name: Title:	Adam Rosman Group General Counsel

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Schedule A

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

COUNTRY-SPECIFIC APPENDIX TO SHARE OPTION AWARD

AGREEMENT (Performance-Based and Time-Based Share Options)

Terms and Conditions

This Schedule A includes additional terms and conditions that govern the Option granted to the Optionee under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) if the Optionee resides in one of the countries listed below. This Schedule A forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

Notifications

This Schedule A also includes information based on the securities, exchange control and other laws in effect in the Optionee’s country as of August 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information noted herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option under the Plan.

In addition, the information is general in nature. The Company is not providing the Optionee with any tax advice with respect to the Option. The information provided below may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Optionee’s country apply to the Optionee’s situation.

Finally, if the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, transfers employment after this Option is granted, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.

UNITED KINGDOM

Terms and Conditions

Tax Withholding Obligations

The following provisions supplements Section 4.3(d) of the Agreement:

The Optionee agrees that if he or she does not pay or the Employer or the Company does not withhold from the Optionee the full amount of Tax-Related Items that the Optionee owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”), within 90 days after the Taxable Event or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Optionee to the Employer, effective 90 days after the Taxable Event. The Optionee agrees that the loan will bear interest at the official rate of HM Revenue & Customs (“HMRC”) and will be immediately due and repayable by the Optionee, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Optionee by the Employer, from the cash proceeds from the sale of Shares or by demanding cash or a cheque from the Optionee. The Optionee also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full. The Optionee acknowledges that the Company or the Employer may recover any such additional income tax and National Insurance Contributions (“NICs”) at any time thereafter by any of the means referred to in the Section 4.3(d) of the Agreement, although the Optionee acknowledges that the Optionee ultimately will be responsible for reporting any income tax or NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Notwithstanding the foregoing, if Optionee is a Director or executive officer of the Company (within the meaning of Paragraph 13(k) of the Exchange Act), the Optionee will not be eligible for such a loan to cover the unpaid income taxes. In the event that the Optionee is such a Director or executive officer and the income taxes are not collected from or paid by the Optionee by the due date, the amount of any uncollected income taxes will constitute a benefit to the Optionee on which additional income tax and NICs (including Employer NICs) will be payable. The Optionee will be responsible for reporting and paying any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election

If the Optionee is a U.K. tax resident, the Company may require the Optionee to accept any liability for any Employer NICs which may be payable by the Employer in connection with the exercise, assignment, release or cancellation of any Option. The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 4.3 of the Agreement. Without prejudice to the foregoing, the Optionee agrees to execute or accept the terms of a joint election with the Company and/or the Employer (“Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Optionee. The Optionee further agrees to execute or accept the terms of such other joint elections as may be required between the Optionee and any successor to the Company and/or the Employer. If the Optionee does not make an Election prior to the exercise of the Option or if approval to the Election is withdrawn by

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HMRC and a new Election is not entered into, without any liability to the Company, the Employer or any Subsidiary, the Option shall become null and void without any liability to the Company and/or the Employer and may not be exercised by the Optionee.

UNITED STATES OF AMERICA

Notifications

Tax Information

The Option is not an incentive stock option within the meaning of Section 422 of the Code.

Exchange Control Information

Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., an Option) may be required to report certain information related to their holdings to the extent the aggregate value of the Options/Shares exceeds certain thresholds (depending on the Optionee’s filing status) with the Optionee’s annual tax return. The Optionee is advised to consult with his or her personal tax or legal advisor regarding any FATCA reporting requirements with respect to the Option or any Shares acquired under the Plan.

In addition, United States persons who have signature or other authority over, or a financial interest in, bank, securities or other financial accounts outside of the United States (including a non-U.S. brokerage account holding the Shares or proceeds from the sale of Shares) must file a Foreign Bank and Financial Accounts Report (“FBAR”) with the United States Internal Revenue Service each calendar year in which the aggregate value of the accounts exceeds $10,000. The FBAR must be on file by June 30 of each calendar year for accounts held in the previous year which exceed the aggregate value.

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Exhibit C

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY 2012 EQUITY INCENTIVE PLAN

PERFORMANCE BASED RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE BASED RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), is made by and between Willis Group Holdings Public Limited Company and any successor thereto (the “Company”) and the individual (the “Associate”) who has signed or electronically accepted this Agreement (including the Schedules attached hereto) in the manner specified in the Associate’s online account with the Company’s designated broker/stock plan administrator.

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant an award of Performance Based Restricted Share Units (as hereinafter defined) provided for herein to the Associate as an incentive for increased efforts during the Associate’s employment with the Company, its Subsidiaries (as defined in the Plan) or its Designated Associate Companies (as defined in the Plan), and has advised the Company thereof and instructed the undersigned officer to prepare said Agreement;

NOW, THEREFORE, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined terms used in this Agreement shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Cause

“Cause” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.2 - Certification Date

“Certification Date” shall mean the date that the Committee certifies in accordance with the requirements of Code Section 162(m), the amount payable under the SMIP to Covered Employees based on [            ] for the Performance Period (as defined in the SMIP), the attainment level of the Performance Objectives and the number of Shares subject to PRSUs that will become Earned Performance Shares based on the amount payable under the SMIP and attainment level of the additional Performance Objectives.

Section 1.3 - Disability

“Disability” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.1 - Earned Date

“Earned Date” shall mean the date that the annual financial results of the Company are issued by the Company.

Section 1.4 - Earned Performance Shares

“Earned Performance Shares” shall mean Shares subject to the PRSUs in respect of which the applicable Performance Objectives, as set out in Section 3.1 and Schedule C to the Agreement, have been achieved and shall become eligible for vesting and payment as set out in Section 3.2.

Section 1.5 - Employment Agreement

“Employment Agreement” shall mean the Employment Agreement dated as of [            ], 2012 by and between the Company and the Associate.

Section 1.6 - Good Reason

“Good Reason” shall have the same meaning as the definition stated in the Employment Agreement.

Section 1.7 - Grant Date

“Grant Date” shall mean the date set in accordance with the terms of the Employment Agreement and set forth in a Schedule to the Agreement or communicated to the Associate through his or her online account with the Company’s designated broker/stock plan administrator.

Section 1.8 - Initial Term

“Initial Term” has the meaning set forth in the Employment Agreement.

Section 1.9 - Performance-Based Restricted Share Unit

“Performance Based Restricted Share Units” or “PRSUs” shall mean a conditional right to receive Shares, pursuant to the terms of the Plan and this Agreement upon vesting and settlement, subject to the attainment of certain Performance Objectives and the Associate’s continued employment through each vesting date set forth in a Schedule to the Agreement or provided to the Associate through the Associate’s online account with the Company’s designated broker/stock plan administrator, unless otherwise set forth in this Agreement.

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Section 1.10 - Performance Objectives

“Performance Objectives” shall mean the performance objectives (or performance goal for Covered Employees under the SMIP) based on [            ]and[            ] that are set forth in Section 3.1(a) and Schedule C to this Agreement.

Section 1.11 - Performance Period

“Performance Period” shall mean [            ].

Section 1.12 - Plan

“Plan” shall mean the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time.

Section 1.13 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.14 - Renewal Term

“Renewal Term” shall have the meaning set forth in the Employment Agreement.

Section 1.15 - Shares

“Shares” shall mean Ordinary Shares of the Company, Nominal Value of $0.000115 each, which may be authorized but unissued.

Section 1.16 - SMIP

“SMIP” means the Willis Group Holdings Senior Management Incentive Plan, as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009.

ARTICLE II

GRANT OF PERFORMANCE-BASED RESTRICTED SHARE UNITS

Section 2.1 - Grant of the Performance-Based Restricted Share Units

Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement including any country-specific provisions set forth in Schedule A to this Agreement and the additional terms and conditions set forth in the SMIP for Covered Employees, the Company hereby grants to the Associate the targeted number of PRSUs specified in a Schedule to the Agreement or as stated in the Associate’s online account with the Company’s designated broker/stock plan administrator. This grant is a grant made pursuant to Section 1(f) of the Employment Agreement. It is the understanding and intent of the parties that

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this Agreement shall in all respects be consistent with the provisions of the Employment Agreement. In the event of any conflict between the terms of the Agreement or the Plan and the provisions of the Employment Agreement, the provisions of the Employment Agreement shall control.

Section 2.2 - PRSU Payment

The Shares to be issued upon vesting and settlement of the PRSUs must be fully paid up prior to issuance of Shares by payment of the Nominal Value per Share. The Committee shall ensure that payment of the Nominal Value for any Shares underlying the PRSUs is received by it on behalf of the Associate at the time the PRSUs vest from a non-Irish Subsidiary or other source and shall establish any procedures or protocols necessary to ensure that payment is timely received.

Section 2.3 - Employment or Service Rights

Subject to the terms of the Employment Agreement, the rights and obligations of the Associate under the terms of his office or employment with the Company, or any Subsidiary or Designated Associate Company shall not be affected by his participation in this Plan or any right which he may have to participate in it.

Section 2.4 - Adjustments in PRSUs Pursuant to Change of Control or Similar Event, etc.

Subject to Sections 12 and 13 of the Plan, in the event that the outstanding Shares subject to the PRSUs are, from time to time, changed into or exchanged for a different number or kind of Shares or other securities, by reason of a share split, spin-off, share or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall, in its absolute discretion, substitute or adjust proportionally (i) the number and kind of Shares subject to the PRSUs; (ii) the terms and conditions of the PRSUs (including without limitation, any applicable Performance Objectives with respect thereto); and/or (iii) the purchase price with respect to the PRSUs. An adjustment may have the effect of reducing the price at which Shares may be acquired to less than their Nominal Value (the “Shortfall”), but only if and to the extent that the Committee shall be authorized to capitalize from the reserves of the Company a sum equal to the Shortfall and to apply that sum in paying up that amount on the Shares. Any such adjustment or determination made by the Committee shall be final and binding upon the Associate, the Company and all other interested persons. The PRSUs shall not immediately vest unless the Committee so determines at the time of the Change of Control, in its absolute discretion, on such terms and conditions that the Committee deems appropriate.

Section 2.5 - Employee Costs

The Associate acknowledges that, regardless of any action taken by the Company or, if different, Associate’s employer (the “Employer”) the ultimate liability for all Tax-Related Items related to the Associate’s participation in the Plan and legally applicable to the Associate or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Associate even if legally applicable to the Company or the Employer, is and remains the Associate’s responsibility and may exceed the amount actually withheld by the Company or the

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Employer. The Associate further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PRSUs, including, but not limited to, the grant, vesting or settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate the Associate’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Associate is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Associate acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Associate agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, the Associate authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from the Associate’s wages or other cash compensation paid to the Associate by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Shares issued upon vesting of the PRSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Associate’s behalf pursuant to this authorization without further consent); or

(iii) withholding in Shares to be issued upon settlement of the PRSU.

Provided, however, that if the Associate is an officer of the Company under Section 16 of the Exchange Act (“Section 16 Officer”), such Section 16 Officer is entitled to elect the method of withholding from alternatives (i) through (iii) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Associate will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Associate is deemed to have been issued the full number of Shares subject to the vested PRSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Associate agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Associate’s participation in the Plan that cannot be satisfied by the means

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previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Associate fails to comply with the Associate’s obligations in connection with the Tax-Related Items.

Section 2.6 - Clawback Policy

The Company may cancel all or part of the PRSUs or require payment by the Associate to the Company of all or part of any amount or Shares acquired by the Associate upon vesting and settlement of the PRSUs pursuant to the Company’s Clawback Policy as stated in Section 10(a) of the Plan only if the Associate violates the noncompetition provision in Section 6(d) of the Employment Agreement.

ARTICLE III

PERIOD OF PERFORMANCE-BASED AND TIME-BASED VESTING REQUIREMENTS

Section 3.1 - Earned Performance Shares

(a) Subject to Sections 3.1(c) and (d), the Shares subject to the PRSUs shall become Earned Performance Shares as of the Earned Date or as of the Certification Date in the case of Associates whom are Covered Employees and shall become eligible to vest and become payable in accordance with the provisions of Section 3.2 if and to the extent that the Performance Objectives set out on Schedule C to this Agreement are attained and subject to the Associate being in the employment of the Company, its Subsidiaries or a Designated Associate Company at each respective vesting date as set forth in Section 3.2 below.

(b) The Associate understands and agrees that the terms under which the PRSUs shall become Earned Performance Shares (as described in Section 3.1 above and in Schedule C) is confidential and the Associate agrees not to disclose, reproduce or distribute such confidential information concerning the Company, except as required in the course of the Associate’s employment with the Company, its Subsidiaries or a Designated Associate Company, without the prior written consent of the Company. The Associate’s failure to abide by this condition may result in the immediate cancellation of the PRSUs.

(c) If prior to the end of the Performance Period, (i) the Associate’s experiences a Termination of Service for reasons other than Cause, or (ii) there is a Change of Control, the Committee, may, in its sole discretion deem the Performance Objectives to be attained at the level (not to exceed the maximum level) determined by the Committee as to all or part of the unearned Shares underlying the PRSUs and deem them to be Earned Performance Shares, provided, however, that if the Associate is a Covered Employee, no PRSU shall become an Earned Performance Share to the extent that any such discretion would prevent the PRSU from qualifying as Qualified Performance-Based Compensation.

(d) The Performance Objectives may be adjusted in accordance with the terms of the Plan; provided, however, that if the Associate is a Covered Employee the Performance Objectives may be adjusted provided such adjustments would not prevent the PRSUs from qualifying as Qualified Performance-Based Compensation.

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(e) As promptly as practicable following the Performance Period, the Committee shall determine whether the applicable Performance Objectives were attained, and based on such determination, shall declare the number of Shares subject to the PRSUs that shall become Earned Performance Shares. Anything to the contrary in this Section 3.1 and Schedule C notwithstanding, the Committee retains sole discretion to determine the number of Shares subject to the PRSUs that will become Earned Performance Shares.

(f) Any Shares subject to the PRSUs that are not declared by the Committee on the Earned Date or Certification Date in the case of Associates whom are Covered Employees to be Earned Performance Shares shall be forfeited immediately.

Section 3.2 - Vesting/Settlement

(a) Subject to the Associate’s continued employment with the Willis Group through the applicable vesting date set forth below,Section 3.2(b)-(f) and the terms of the Employment Agreement, the Earned Performance Shares shall vest as follows and become payable in accordance with Section 3.2(i) below:

Date Earned Performance Shares Become Vested	Percentage of Earned Performance Shares
[_______] anniversary of the Grant Date	[_______]
[_______] anniversary of the Grant Date	[_______]
[_______] anniversary of the Grant Date	[_______]

(b) In the event of a termination of the Associate’s employment with the Willis Group due to death or Disability, the PRSUs shall become fully vested with respect to all Earned Performance Shares on the termination date.

(c) In the event of a termination of the Associate’s employment with the Willis Group by the Company without Cause, by the Associate for Good Reason, or by the Company by delivering a notice of non-renewal to the Associate prior to the end of the Initial Term or first Renewal Term, the Associate shall be treated as having an additional twelve (12) months of employment as of the date of termination and, if more favorable to the Associate in terms of the number of PRSUs that vest in connection with the termination of employment, the PRSUs shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.2(a) above) of one-third (1/3rd) of the total Shares underlying the PRSUs on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year. For the avoidance of doubt, the performance criteria set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form, if any, shall remain and any PRSUs for which the employment-based vesting requirement in this Section 3.2 is satisfied shall fully vest if and to the extent such PRSUs become Earned Performance Shares.

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(d) In the event of a termination of the Associate’s employment with the Willis Group by the Company without Cause, by the Associate for Good Reason, or by the Company by delivering a notice of non-renewal to the Associate prior to the end of the Initial Term, and solely as to the PRSUs that represent [fifty percent (50%)] of the aggregate equity grants in respect to any fiscal year pursuant to Section 1(f) of the Employment Agreement during the Initial Term, the Associate shall be treated as having an additional twelve (12) months of employment or service as of the date of termination (i.e., an aggregate of twenty-four (24) months after taking into account Section 3.2(c) above) and, if more favorable to the Associate in terms of the number of PRSUs that vest in connection with the termination of employment, the PRSUs shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.2(a) above) of one-third (1/3rd) of the total Shares underlying the PRSUs on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year. For the avoidance of doubt, the performance criteria set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form, if any, shall remain and any PRSUs for which the employment-based vesting requirement in this Section 3.2 is satisfied shall fully vest if and to the extent such PRSUs become Earned Performance Shares.

(e) In the event of a termination of the Associate’s employment with the Willis Group by the Company without Cause, by the Associate for Good Reason, or by the Company by delivering a notice of non-renewal to the Associate prior to the end of the Initial Term or first Renewal Term, in each case within two (2) years following a Change of Control, any employment requirements shall be waived but the performance criteria set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form, if any, shall remain and the PRSUs shall become fully vested with respect to all Earned Performance Shares on the termination date or, if later, on the applicable Certification Date (or as otherwise provided in Section 3.1(e)).

(f) In the event of a termination of the Associate’s employment with the Willis Group by concurrent with or after the expiration of the Term (as defined in the Employment Agreement), the Associate shall be treated as having an additional twenty four (24) months of employment as of the date of termination and, if more favorable to the Associate, the PRSUs shall be treated as having an employment-based vesting requirement (in lieu of the employment-based vesting requirements set forth in Section 3.2(a) above) of one-third (1/3rd) of the total Shares underlying the PRSUs on each of the first three (3) anniversaries of the Grant Date and a deemed Grant Date of April 30th in the year of grant, if earlier than the actual Grant Date in such year. For the avoidance of doubt, the performance criteria set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form, if any, shall remain and any PRSUs for which the employment-based vesting requirement in this Section 3.2 is satisfied shall fully vest if and to the extent such PRSUs become Earned Performance Shares.

(g) In the event of a termination of the Associate’s employment with the Willis Group by an employer in the Willis Group for Cause or by the Associate without Good Reason, any unvested Earned Performance Shares will be immediately forfeited by the Associate.

(h) The Associate agrees to execute and deliver or electronically accept, in the manner and within the period specified in the Associate’s online account with the Company’s designated broker/stock plan administrator, the Agreement including any applicable Schedules thereto.

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(i) The Committee may, in its sole discretion, cancel the PRSUs if the Associate fails to execute and deliver or electronically accept the Agreement and applicable Schedules within the period set forth in Section 3.2(h) or fails to meet the requirements as set forth in Section 3.1(a) and Schedule C to this Agreement.

(j) Earned Performance Shares that become vested in accordance with this Section 3.2 shall be delivered within one (1) month following the applicable vesting date.

Section 3.3 - Conditions to Issuance of Shares

The Earned Performance Shares to be delivered upon the vesting date of the PRSUs, in accordance with Section 3.2 of this Agreement, may be previously authorized but unissued Shares. Such Shares shall be fully paid. The Company shall not be required to deliver any certificates representing such Shares (or their electronic equivalent) allotted and issued upon the applicable date of the vesting of the PRSUs prior to fulfillment of all of the following conditions, and in any event, subject to Section 409A of the Code for United States taxpayers:

(a) The obtaining of approval or other clearance from any state, federal, local or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b) The Associate has paid or made arrangements to pay the Tax-Related Items pursuant to Section 2.5.

Without limiting the generality of the foregoing, the Committee may in the case of United States resident employees of the Company or any of its Subsidiaries require an opinion of counsel reasonably acceptable to it to the effect that any subsequent transfer of Shares (other than a transfer through a sale of the Shares on the principal stock exchange or electronic trading system on which such Shares are then traded) acquired on the vesting of PRSUs does not violate the Exchange Act and may issue stop-transfer orders in the United States covering such Shares.

Section 3.4 - Rights as Shareholder

The Associate shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares that may be received upon the settlement of the PRSUs unless and until certificates representing such Shares or their electronic equivalent shall have been issued by the Company to the Associate.

Section 3.5 - Limitation on Obligations

The Company’s obligation with respect to the PRSUs granted hereunder is limited solely to the delivery to the Associate of Shares within the period when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. The PRSUs shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be

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designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Associate for damages relating to any delays in issuing the share certificates or its electronic equivalent to the Associate (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates (or the electronic equivalent) to the Associate (or his designated entities) or in the certificates themselves.

ARTICLE IV

ADDITIONAL TERMS AND CONDITIONS OF THE RSUs

Section 4.1 - Nature of Award

In accepting the PRSUs, the Associate acknowledges, understands and agrees that:

(a) the Associate’s participation in the Plan is voluntary and subject to the terms of the Employment Agreement;

(b) the PRSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation under any pension arrangement;

(c) the PRSUs and any Shares acquired under the Plan and the income and the value of the same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(d) the future value of the Shares underlying the PRSUs is unknown, indeterminable, and cannot be predicted with certainty;

(e) unless otherwise provided in the Plan or Employment Agreement or by the Company in its discretion, the PRSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PRSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Change of Control or similar event affecting the Shares of the Company; and

(f) if the Associate is providing services outside the United States the Associate acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or Designated Associate Company shall be liable for any foreign exchange rate fluctuation between the Associate’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to the Associate pursuant to the settlement of the PRSUs or the subsequent sale of any Shares acquired upon settlement.

Section 4.2 - No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Associate’s participation in the Plan, the issuance of Shares upon vesting of the PRSUs or sale of the Shares. The Associate is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

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ARTICLE V

DATA PRIVACY NOTICE AND CONSENT

Section 5.1 - Data Privacy

(a) The Associate hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Associate’s personal data as described in this Agreement and any other PRSU materials (“Data”) by and among, as applicable, the Employer, the Company, its Subsidiaries and Designated Associate Companies for the exclusive purpose of implementing, administering and managing the Associate’s participation in the Plan.

(b) The Associate understands that the Company and the Employer may hold certain personal information about the Associate, including, but not limited to, the Associate’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Associate’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c) The Associate understands that Data will be transferred to Morgan Stanley Smith Barney or to any other third party assisting in the implementation, administration and management of the Plan. The Associate understands that the recipients of the Data may be located in the Associate’s country or elsewhere, and that the recipients’ country (e.g., Ireland) may have different data privacy laws and protections from the Associate’s country. The Associate understands that, if he lives outside of the United States, he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative. The Associate authorizes the Company, Morgan Stanley Smith Barney and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his participation in the Plan. The Associate understands that Data will be held only as long as is necessary to implement, administer and manage the Associate’s participation in the Plan. The Associate understands that if he resides outside the United States, he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. Further, the Associate understands that he is providing the consents herein on a purely voluntary basis. If the Associate does not consent, or if the Associate later seeks to revoke his consent, his employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Associate’s consent is that the Company would not be able to grant the Associate PRSUs or other equity awards or administer or maintain such awards. Therefore, the Associate understands that

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refusing or withdrawing his consent may affect the Associate’s ability to participate in the Plan. For more information on the consequences of the Associate’s refusal to consent or withdrawal of consent, the Associate understands that he may contact his local human resources representative.

ARTICLE VI

MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. Subject to the terms of the Employment Agreement, all actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Associate, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the PRSUs. In its absolute discretion, the Committee may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2 - PRSUs Not Transferable

Neither the PRSUs nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Associate or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.

Section 6.3 - Binding Effect

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 6.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

Willis Group Holdings Public Limited Company

c/o Willis Group Limited

51 Lime Street

London England EC3M 7DQ

Attention: Share Plans

and any notice to be given to the Associate shall be at the address contemplated by the Employment Agreement.

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By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Associate shall, if the Associate is then deceased, be given to the Associate’s personal representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 6.4. Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom’s Post Office or in the case of a notice given by an Associate resident outside the United States of America or the United Kingdom, sent by facsimile or by a recognized international courier service.

Section 6.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 - Applicability of Plan

The PRSUs and the Shares underlying the PRSUs shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the PRSUs and the underlying Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 6.7 - Amendment

This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 6.8 - Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of Ireland without regard to its conflict of law provisions.

Section 6.9 - Jurisdiction

The State and Federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts.

Section 6.10 - Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Associate hereby consents

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to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party broker/stock plan administrator designated by the Company. Further, to the extent that this Agreement has been executed on behalf of the Company electronically, the Associate accepts the electronic signature of the Company.

Section 6.11 - Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 6.12 - Schedule A

The PRSUs shall be subject to any special provisions set forth in Schedule A for the Associate’s country of residence, if any. If the Associate relocates to one of the countries included in Schedule A during prior to the vesting of the PRSUs, the special provisions for such country shall apply to the Associate, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Schedule A constitutes part of this Agreement.

Section 6.13 - Imposition of Other Requirements

The Company reserves the right to impose other requirements on the PRSUs and the Shares acquired upon vesting of the PRSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Associate to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 6.14 - Waiver

The Associate acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Associate or any other Participant of the Plan.

Section 6.15 - Counterparts

This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 6.16 - Code Section 409A

For purposes of United States taxpayers, it is intended that the terms of the PRSUs will comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Associate to the payment of additional taxes and interest under Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the

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Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Associate, that the Committee determines are reasonable, necessary or appropriate to comply with the requirements of Section 409A of the Code and related United States Department of Treasury guidance. In that light, the Company, its Subsidiaries and any Designated Associate Companies make no representation or covenant to ensure that the PRSUs that are intended to be exempt from, or compliant with, Section 409A of the Code are not so exempt or compliant or for any action taken by the Committee with respect thereto. Nothing in the Agreement shall provide a basis for any person to take action against the Willis Group based on matters covered by Section 409A of the Code, including the tax treatment of any Shares or other payments made under the PRSUs granted hereunder, and the Company, its Subsidiaries and any Designated Associate Company shall not under any circumstances have any liability to the Associate or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

By the Associate’s execution or electronic acceptance of this Agreement (including the Schedules attached hereto) in the manner specified in the Associate’s online account with the Company’s designated broker/stock plan administrator, the Associate and the Company have agreed that the PRSUs are granted under and governed by the terms and conditions of the Plan and this Agreement (including the Schedules attached hereto).

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:
Name:	Adam Rosman
Title:	Group General Counsel

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SCHEDULE A

COUNTRY-SPECIFIC APPENDIX TO RESTRICTED SHARE UNIT AWARD AGREEMENT

(Performance and Time-Based Restricted Share Units)

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Schedule A includes additional terms and conditions that govern the Restricted Share Unit Award granted to the Associate under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Associate’s applicable Time-Based Restricted Share Unit Agreement or Performance-Based Restricted Share Unit Agreement (collectively referred to as the “Agreement”) if the Associate resides in one of the countries listed below. This Schedule A forms part of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

Notifications

This Schedule A also includes information based on the securities, exchange control and other laws in effect in the Associate’s country as of August 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Associate not rely on the information noted herein as the only source of information relating to the consequences of the Associate’s participation in the Plan because the information may be out of date at the time the RSUs vest under the Plan.

In addition, the information is general in nature. The Company is not providing the Associate with any tax advice with respect to the RSUs. The information provided below may not apply to the Associate’s particular situation, and the Company is not in a position to assure the Associate of any particular result. Accordingly, the Associate is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Associate’s country apply to the Associate’s situation.

Finally, if the Associate is a citizen or resident of a country other than the one in which the Associate is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Associate, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Associate.

UNITED KINGDOM

Terms and Conditions

RSU Payment

This provision supplements Section 2.2 of the Agreement:

The RSUs do not provide any right for the Associate to receive a cash payment and the RSUs will be settled in Shares only.

Tax Withholding Obligations

The following provisions supplement Section 2.5 of the Agreement:

The Associate agrees that if he or she does not pay or the Employer or the Company does not withhold from the Associate the full amount of Tax-Related Items that the Associate owes at vesting, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (the “Taxable Event”), within 90 days after the Taxable Event or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Associate to the Employer, effective 90 days after the Taxable Event. The Associate agrees that the loan will bear interest at the official rate of HM Revenue & Customs (“HMRC”) and will be immediately due and repayable by the Associate, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Associate by the Employer, by withholding in Shares issued at vesting or from the cash proceeds from the sale of Shares or by demanding cash or a check from the Associate. The Associate also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full. The Associate acknowledges that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs) at any time thereafter by any of the means referred to in Section 2.5 of the Agreement, although the Associate acknowledges that the Associate ultimately will be responsible for reporting any income tax or National Insurance Contributions (“NICs”) due on this additional benefit directly to HMRC under the self-assessment regime.

Notwithstanding the foregoing, the Associate understands and agrees that if he or she is an officer or Director (as within the meaning of Section 13(k) of the Exchange Act), the Associate will not be eligible for such a loan to cover the income tax. In the event that the Associate is a Director or executive officer and the income tax is not collected from or paid by him or her by the Due Date, the Associate understands that the amount of any uncollected Tax-Related Items will constitute a benefit to him on which additional income tax and NICs (including Employer NICs) will be payable. The Associate understands and agrees that he will be responsible for reporting and paying any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election

If the Associate is a U.K. tax resident, the Company may require the Associate to accept any liability for any employer National Insurance contributions (“Employer NICs”) which may be payable by the Employer in connection with the vesting, assignment, release or cancellation of any RSUs. The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 2.5 of the Agreement. Without prejudice to the foregoing, the Associate agrees to execute or accept the terms of a joint election with the Company and/or the Employer (“Election”), the form of such Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Associate. The Associate further agrees to execute or accept the terms of such other joint elections as may be required between the Associate and any successor to the Company and/or the Employer. If the Associate does not make an Election prior to the vesting of the RSUs or if approval to the Election is withdrawn by HMRC and a new Election is not entered into, without

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any liability to the Company, the Employer or any Subsidiary or Designated Associate Company, the RSUs shall become null and void without any liability to the Company and/or the Employer and will not vest.

UNITED STATES OF AMERICA

Notifications

Exchange Control Information

Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., RSUs) may be required to report certain information related to their holdings to the extent the aggregate value of the RSUs/Shares exceeds certain thresholds (depending on the Associate’s filing status) with the Associate’s annual tax return. The Associate is advised to consult with his or her personal tax or legal advisor regarding any FATCA reporting requirements with respect to the RSUs or any Shares acquired under the Plan.

In addition, United States persons who have signature or other authority over, or a financial interest in, bank, securities or other financial accounts outside of the United States (including a non-U.S. brokerage account holding the Shares or proceeds from the sale of Shares) must file a Foreign Bank and Financial Accounts Report (“FBAR”) with the United States Internal Revenue Service each calendar year in which the aggregate value of the accounts exceeds $10,000. The FBAR must be on file by June 30 of each calendar year for accounts held in the previous year which exceed the aggregate value.

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SCHEDULE B

[Intentionally left blank]

SCHEDULE C

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD AGREEMENT

PERFORMANCE TARGETS

[To be established]

Exhibit D

RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Agreement”) made this ________________ (the “Effective Date”), between Willis Group Holdings Public Limited Company (including its successors and assigns, the “Company”), and Dominic Casserley (“Executive”).

1. Release.

a. In consideration of the payments and benefits to be provided by the Company pursuant to the Employment Agreement dated as of October ___, 2012 by and between the Company and Executive (the “Employment Agreement”), Executive waives any claims he may have for employment by the Company and agrees not to seek such employment or reemployment by the Company in the future. Further, in consideration of the payments and benefits to be provided by the Company pursuant to the Employment Agreement, Executive, on behalf of himself and his heirs, executors, devisees, successors and assigns, knowingly and voluntarily releases, remises, and forever discharges the Company and its parents, subsidiaries or affiliates, together with each of their current and former principals, officers, directors, shareholders, agents, representatives and employees, and each of their heirs, executors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, claims, damages, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which Executive ever had, now has, or may hereafter claim to have against the Releasees by reason of any matter or cause whatsoever arising from the beginning of time to the time he signs this Agreement (the “General Release”). This General Release of Claims shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that Executive may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1967, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, and the Sarbanes-Oxley Act of 2002, each as amended, and any other federal, state, local or foreign statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Executive, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Executive’s employment relationship, or the termination of his employment, with the Company.

b. For the purpose of implementing a full and complete release, Executive understands and agrees that this Agreement is intended to include all claims, if any, which Executive or his heirs, executors, devisees, successors and assigns may have and which Executive does not now know or suspect to exist in his favor against the Releasees, from the beginning of time until the time he signs this Agreement, and this Agreement extinguishes those claims.

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c. In consideration of the promises of the Company set forth in the Employment Agreement, Executive hereby releases and discharges the Releasees from any and all Claims that Executive may have against the Releasees arising under the Age Discrimination Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Executive acknowledges that he understands that the ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits and benefit plans. Executive also understands that, by signing this Agreement, he is waiving all Claims against any and all of the Releasees.

d. This General Release shall not apply to (i) any obligation of the Company pursuant to the Employment Agreement, (ii) obligations of the Company and other members of the Willis Group to indemnify and defend Executive, to the fullest extent permitted by applicable law and by its or their Articles of Association and/or Incorporation and by-laws or the applicable equivalent governing documents with respect to any and all claims which arise from or relate to Executive’s duties as an officer, member of the Board (and any other board of directors (or equivalent governing entity) of any of their affiliates), employee of the Company, and duties performed in connection with the offices of the Company and its subsidiaries held by Executive, or as a fiduciary of any employee benefit plan or a similar capacity with any other entity for which Executive is performing services at Willis Group’s request, including, without limitation, any rights to continuing directors’ and officers’ liability insurance to the same extent as the Company covers its other officers and directors, (iii) any benefit to which Executive is entitled under any tax qualified pension plan of the Company or its affiliates, COBRA continuation coverage benefits, vested benefits under other benefit plans of the Company or its affiliates or any other welfare benefits required to be provided by statute and (iv) any claim related to acts, omissions or events occurring after the date of this Agreement is signed by Executive.

Capitalized words not otherwise defined herein have the meanings assigned thereto in the Employment Agreement.

2. Consultation with Attorney; Voluntary Agreement. The Company advises Executive to consult with an attorney of his choosing prior to signing this Agreement. Executive understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the General Release in Section 1 above, with an attorney. Executive also understands and agrees that he is under no obligation to consent to the General Release set forth in Section 1 above. Executive acknowledges and agrees that the payments to be made to Executive pursuant to the Employment Agreement are sufficient consideration to require him to abide with his obligations under this Agreement, including but not limited to the General Release set forth in Section 1. Executive represents that he has read this Agreement, including the General Release set forth in Section 1, and understands its terms and that he enters into this Agreement freely, voluntarily, and without coercion.

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3. Effective Date; Revocation. Executive acknowledges and represents that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement and, specifically, the General Release set forth in Section 1 above. Executive further acknowledges and represents that he has been advised by the Company that he has the right to revoke this Agreement for a period of seven (7) days after signing it. Executive acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in a writing, signed by him and received by the Company no later than 5:00 p.m. Eastern Time on the seventh (7th) day of the revocation period. If no such revocation occurs, the General Release and this Agreement shall become effective on the eighth (8th) day following his execution of this Agreement.

4. Severability. In the event that any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

5. Waiver. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.

6. Governing Law. The substantive laws of the state of New York applicable to contracts executed and performed entirely in such state shall govern this Agreement, without giving effect to its conflicts of law principles.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY.

By:
Name:
Title:

EXECUTIVE:

Dominic Casserley

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